UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.          )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BUNGE LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.

April 14, 2006

Dear Shareholder:

You are cordially invited to attend our Annual General Meeting of Shareholders, which will be held on Friday, May 26, 2006 at 10:00 a.m., Eastern time, at the Sofitel Hotel, 45 West 44th Street, in New York City.

The proxy statement contains important information about the Annual General Meeting, the proposals we will consider and how you can vote your shares.

Your vote is very important to us. We encourage you to promptly complete, sign, date and return the enclosed proxy card, which contains instructions on how you would like your shares to be voted. You may also appoint your proxy by telephone or the Internet by following the instructions included with the proxy card. Please submit your proxy regardless of whether you will attend the Annual General Meeting. This will help us ensure that your vote is represented at the Annual General Meeting.

On behalf of the Board of Directors and the management of Bunge, I extend our appreciation for your investment in Bunge. We look forward to seeing you at the Annual General Meeting.

Alberto Weisser
Chairman of the Board of Directors
and Chief Executive Officer

Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.

April 14, 2006

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS

Bunge Limited’s 2006 Annual General Meeting of Shareholders will be held on May 26, 2006 at 10:00 a.m., Eastern time, at the Sofitel Hotel, 45 West 44th Street, in New York City. At the Annual General Meeting, we will discuss and you will vote on the following proposals:

•       Proposal 1—the election of two Class II Directors to our Board of Directors to serve for a three-year term;

•       Proposal 2—the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2006 and the authorization of the audit committee of the Board of Directors to determine the independent auditors’ fees; and

•       Proposal 3—the amendments to our bye-laws as set out in the enclosed proxy statement to delete provisions relating to Bunge’s Shareholder Rights Plan.

Shareholders will also consider and act on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

These matters are more fully described in the enclosed proxy statement. We will also present at the Annual General Meeting the consolidated financial statements and independent auditors’ report for the fiscal year ended December 31, 2005, copies of which can be found in our  2005 Annual Report that accompanies this Notice.

March 31, 2006 is the record date for determining which shareholders are entitled to notice of, and to vote at, the Annual General Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual General Meeting.

Please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. You may also appoint your proxy by telephone or the Internet by following the instructions included with your proxy card. We must receive your proxy no later than 11:59 p.m., Eastern time, on May 25, 2006.

You will be required to bring certain documents with you to be admitted to the Annual General Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual General Meeting to ensure that you comply with these requirements.

By order of the Board of Directors.

James Macdonald
Secretary

i

Pre-Approval Policies and Procedures	35
PROPOSAL 3—APPROVAL OF AMENDMENTS TO OUR BYE-LAWS TO DELETE PROVISIONS RELATING TO BUNGE’S SHAREHOLDER RIGHTS PLAN	36
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	37
Loans to Directors and Executive Officers	37
Transactions with Mutual Investment Limited and its Subsidiaries	37
Other Relationships	37
COMPARATIVE PERFORMANCE OF OUR COMMON SHARES	38
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	38
SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL GENERAL MEETING OF SHAREHOLDERS	38
DIRECTIONS TO ANNUAL GENERAL MEETING	39
UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS	39
OTHER MATTERS	39
APPENDIX A—Corporate Govenance Guidelines	A-1
APPENDIX B—Proposed Amendments to Bunge Limited’s Amended and Restated Bye-Laws	B-1

ii

INFORMATION ABOUT THIS PROXY STATEMENT AND
THE ANNUAL GENERAL MEETING

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?

Bunge has sent these proxy materials to you because Bunge’s Board of Directors is soliciting your proxy to vote at the Annual General Meeting of Shareholders on May 26, 2006. This proxy statement contains information about the items being voted on at the Annual General Meeting and important information about Bunge. Bunge’s 2005 Annual Report, which includes Bunge’s 2005 Annual Report on Form 10-K, is enclosed with these materials. Proxy materials, including this proxy statement, were first released to shareholders on or about April 14, 2006.

Bunge has sent these materials to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as “holders of record”) as of the close of business on March 31, 2006, the record date for the Annual General Meeting.

Bunge has requested that banks, brokerage firms and other nominees who hold Bunge common shares on behalf of the owners of the common shares (such owners are often referred to as “beneficial shareholders” or “street name holders”) as of the close of business on March 31, 2006 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. Bunge has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Bunge has provided for these materials to be sent to persons who have interests in Bunge common shares through participation in the company share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A. Although these persons are not eligible to vote directly at the Annual General Meeting, they may, however, instruct the trustees of the plans on how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans. If you do not provide voting instructions for shares held for you in any of these plans, the trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.

Shareholders who owned our common shares as of the close of business on the record date for the Annual General Meeting are entitled to attend and vote at the Annual General Meeting and adjournments or postponements of the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.

How many votes do I have?

Every holder of a common share will be entitled to one vote per share for the election of each director and to one vote per share on each other matter presented at the Annual General Meeting. On March 31, 2006, there were 119,376,760 common shares issued and outstanding and entitled to vote at the Annual General Meeting.

What proposals are being presented at the Annual General Meeting?	Bunge intends to present proposals numbered one through three for shareholder consideration and voting at the Annual General Meeting. These proposals are for:
• Election of Class II Directors;
• Appointment of Deloitte & Touche LLP as our independent auditors and authorization of the audit committee of the Board to determine the auditors’ fees; and
• Approval of amendments to our bye-laws to delete provisions relating to Bunge’s Shareholder Rights Plan as set forth in this proxy statement.

Other than the matters set forth in this proxy statement and matters incident to the conduct of the Annual General Meeting, Bunge does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

How do I attend the Annual General Meeting?

For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card, as well as a form of personal identification, to the shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee must bring account statements or letters from their banks or brokers showing that they own Bunge common shares, together with a form of personal identification. Registration will begin at 9:00 a.m., Eastern Time, and the Annual General Meeting will begin at 10:00 a.m., Eastern Time.

How do I vote?	You can exercise your vote in the following ways:

•  By Mail: If you are a shareholder of record, you can appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in street name, you can instruct your bank, brokerage firm or other nominee to vote by following the instructions on your voting instruction card.

•  By Telephone or the Internet: If you are a shareholder of record, you may appoint your proxy by telephone, or electronically through the Internet, by following the instructions on your proxy card. If you appoint your proxy by telephone, you may only appoint the designated proxies. If you are a beneficial shareholder, please check your voting instruction card or contact your bank or broker to determine whether you will be able to instruct your bank or broker by telephone or the Internet how to vote on your behalf.

•  At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares. You must bring this additional proxy to the Annual General Meeting.

Your vote is very important. Even if you plan to be present at the Annual General Meeting, we encourage you to complete and submit your proxy or voting instructions as soon as possible.
What if I return my proxy card but do not mark it to show how I am voting?

If you sign and return your proxy card but do not indicate instructions for voting, your common shares will be voted “FOR” the election of all nominees to the Board of Directors named on the proxy card and “FOR” proposals two and three and, with respect to any other matter which may properly come before the Annual General Meeting, at the discretion of the proxy holders.

May I change or revoke my proxy after I return it?	You may change or revoke your proxy at any time before it is exercised in one of four ways:
• Notify our Assistant Secretary in writing before the Annual General Meeting that you are revoking your proxy;

• Submit another proxy card (or voting instruction card if you hold your common shares in street name) with a later date;
• Use the telephone or the Internet to change your proxy; or
• If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.

You may not revoke a proxy simply by attending the Annual General Meeting. To revoke a proxy, you must take one of the actions described above. Any written notice of revocation must be sent to the attention of our Assistant Secretary at 50 Main Street, White Plains, New York 10606, U.S.A., or by facsimile to (914) 684-3497.

What does it mean if I receive more than one set of proxy materials?

It means you have multiple accounts at the transfer agent and/or with banks and stock brokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple copies of proxy materials, including our 2005 Annual Report and this proxy statement, will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of Bunge’s common shares, your broker, bank or other nominee may deliver only one copy of the proxy materials to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Bunge will deliver promptly, upon written or oral request, a separate copy of the proxy statement and 2005 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the proxy statement and 2005 Annual Report should submit their request to Bunge’s Investor Relations department by telephone at (914) 684-2800 or by submitting a written request to 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

What constitutes a quorum?

Two or more holders of common shares present in person at the start of the meeting and representing in person or by proxy more than one-half of the paid-up share capital entitled to vote at the Annual General Meeting form a quorum for the conduct of business at the Annual General Meeting.

What vote is required in order to approve each proposal?

The affirmative vote of a majority of the votes cast on the proposal is required for the election of directors and the appointment of Bunge’s independent auditors and authorization of the audit committee of the Board to determine the auditors’ fees. Any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election will not be elected to the Board and the position on the Board that would have been filled by the director nominee will become vacant. The affirmative vote of not less than 66% of the votes cast on the proposal is required for the adoption of the amendments to our bye-laws to delete provisions relating to Bunge’s Shareholder Rights Plan as set forth in this proxy statement. Pursuant to Bermuda law, (i) common shares which are represented by “broker non-votes” (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares represented at the Annual General Meeting which abstain from voting on any matter are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.

How will voting on any other business be conducted?

Other than the matters set forth in this proxy statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is properly proposed and presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter according to their best judgment.

Who will count the votes?	Mellon Investor Services will act as the inspector of election and will tabulate the votes.

Deadline for Returning Your Proxy Card and Appointment of Proxies by Telephone or the Internet

Bunge shareholders should complete and return the proxy card as soon as possible. To be valid, the proxy card must be completed in accordance with the instructions on it and received by us no later than 11:59 p.m., Eastern Time, on May 25, 2006. If you appoint your proxy by telephone or the Internet, we must also receive your appointment no later than 11:59 p.m., Eastern Time, on May 25, 2006. If you participate in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A, you must also submit your voting instructions by this deadline in order to allow the plan trustees time to receive your voting instructions and vote on behalf of the plans. If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Bunge common shares on your behalf.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.

We have retained Innisfree M&A Incorporated to assist us in the distribution of proxy materials and the solicitation of proxies for the Annual General Meeting for a fee of $12,500 plus reasonable out-of-pocket expenses. In addition, we may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by our directors, officers and/or employees. We will not pay any additional compensation to these individuals for any such services.

CORPORATE GOVERNANCE

Board Composition and Independence

Our Board consists of eleven directors and is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, and the terms are staggered so that the term of only one class of directors expires at each annual general meeting. Messrs. Coppinger, Braun Saint and Weisser are Class II directors, and their terms expire in 2006. Messrs. Born, Caraballo, de La Tour d’Auvergne Lauraguais and Engels are Class I directors, and their terms expire in 2007. Messrs. Bachrach, Boilini, Bulkin and Hatfield are Class III directors, and their terms expire in 2008.

The Board is composed of a substantial majority of independent directors. In accordance with the listing standards of the New York Stock Exchange (“NYSE”), to be considered independent, a director must have no material relationship with Bunge either directly or as a partner, shareholder or officer of an organization that has a relationship with Bunge. To assist it in making these determinations, the Board has adopted categorical standards of director independence which are set forth in Annex A to our Corporate Governance Guidelines, which are attached as Appendix A to this proxy statement and are also available through the “About Bunge—Investor Information—Corporate Governance” section of our website, www.bunge.com. The Board has determined that each director other than Mr. Weisser, Bunge’s Chairman and Chief Executive Officer, is independent. In addition to the categorical standards referred to above, the Board considered and determined that the transactions with Mutual Investment Limited and its subsidiaries described in this proxy statement under “Certain Relationships and Related Party Transactions” do not impair the independence of the directors of Bunge who are current or former directors of Mutual Investment Limited as such transactions have been on arm’s-length terms. Bunge’s bye-laws provide that no more than two directors may be employed by Bunge or its subsidiaries.

Board Meetings and Committees

The Board normally has five regularly scheduled meetings per year and committee meetings are normally held in conjunction with Board meetings. Our Board met six times in 2005. All directors attended at least 75% of the combined Board and committee meetings on which they served during the last fiscal year.

Our bye-laws give our Board the authority to delegate its powers to committees appointed by the Board. All of our committees are composed solely of directors. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our bye-laws and the terms of their respective committee charters. We have four standing committees: the audit committee, the compensation committee, the finance and risk policy committee and the corporate governance and nominations committee. Copies of all our committee charters are available on our website, www.bunge.com, and in print from us without charge upon request. Please note that the information contained in or connected to our website is not intended to be part of this proxy statement.

Audit Committee.   Our audit committee assists the Board in fulfilling its responsibility for oversight of (i) the quality and integrity of our financial statements and related disclosure; (ii) our compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications, independence and performance; and (iv) the performance of our internal audit and control functions. Please see the Audit Committee Report included in this proxy statement for information about our 2005 fiscal year audit. The audit committee met 13 times in 2005. The members of our audit committee are Messrs. Bachrach, Boilini, de La Tour d’Auvergne Lauraguais (chairman), Engels and Braun Saint. Each of the members of the audit committee is independent under the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. Our Board has determined that each of Mr. de La Tour d’Auvergne Lauraguais, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert. In accordance with our audit committee charter, no committee member may simultaneously serve on the audit committees of more than two other public companies without the prior approval of the Board.

Compensation Committee.   Our compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of these goals and objectives and sets the compensation level based on this evaluation. The compensation committee also approves and oversees the total compensation packages for our direct reports to the Chief Executive Officer, which packages include annual base salaries, performance-based bonuses and long-term equity-based compensation. The compensation committee also reviews the evaluations of the direct reports to the Chief Executive Officer. The compensation committee also approves and oversees our equity incentive plans, which include our Equity Incentive Plan and our Non-Employee Directors’ Equity Incentive Plan, and any benefits and perquisites that may be given. The compensation committee has the discretion to interpret the terms of these equity incentive plans, to amend rules and procedures relating to these plans and to take all other actions necessary to administer these plans in our best interests. The compensation committee also makes recommendations to the Board on director compensation, and periodically reviews our management succession program for senior executive positions. In addition, the compensation committee also produces a Compensation Committee Report, which includes information on executive compensation and our compensation policies. Please see the Compensation Committee Report in this proxy statement for additional information. The compensation committee met five times in 2005. The members of our compensation committee are Messrs. Bachrach, Bulkin (chairman), Caraballo, Coppinger and Hatfield. Each of the members of the compensation committee is independent under the listing standards of the NYSE.

Corporate Governance and Nominations Committee.   Our corporate governance and nominations committee is responsible for monitoring significant developments in the law and practice of corporate governance and the duties and responsibilities of directors of public companies, leading the Board in its annual performance evaluation, developing, recommending and administering our corporate governance guidelines and code of ethics, assisting our Board by actively identifying individuals qualified to become members of our Board and making recommendations to the Board regarding the director nominees for election at the next annual general meeting of shareholders. The corporate governance and nominations committee met five times in 2005. The members of our corporate governance and nominations committee are Messrs. Born, Caraballo, Coppinger, Engels and Hatfield (chairman). Each of the members of the corporate governance and nominations committee is independent under the listing standards of the NYSE.

Finance and Risk Policy Committee.   Our finance and risk policy committee is responsible for supervising the quality and integrity of our financial and risk management practices. The finance and risk policy committee reviews and updates our risk management policies and risk limits on a periodic basis and advises our Board on financial and risk management practices. The finance and risk policy committee met seven times in 2005. The members of our finance and risk policy committee are Messrs. Boilini, Born, Braun Saint, de La Tour d’Auvergne Lauraguais and Engels (chairman).

Corporate Governance Guidelines and Code of Ethics

Our Board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and, subject to our bye-laws, govern the functioning of the Board. Our corporate governance guidelines are available on our website, www.bunge.com.

We also have a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and senior financial officers. Our code of ethics is available on our website and in print from us without charge upon request. We intend to post amendments to and waivers (to the extent applicable to certain officers and our directors) of our code of ethics on our website.

Executive Sessions of Our Board

Our corporate governance guidelines provide that the non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate. Our Board has adopted a policy that the non-management directors will meet without management present at each regularly scheduled Board meeting. In accordance with our corporate governance guidelines, the non-management directors shall, from time to time, designate a director from among their number to preside at these executive sessions of the non-management directors. In 2005, Mr. Born presided, and continues to preside, over these sessions. The presiding director, among other things, establishes an agenda with the assistance of the other non-management directors and facilitates communications among other non-management directors at each executive session.

Communications with Our Board

To facilitate the ability of shareholders to communicate with our Board and to facilitate the ability of interested persons to communicate with non-management directors, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. Additional information on the electronic mailing address and the physical mailing address is available on our website through the “About Bunge—Investor Information—Corporate Governance” section.

Communications sent to the electronic mailing or physical mailing addresses are initially directed to our legal department, where they are screened to eliminate communications that are merely solicitations for products and services, items of a personal nature not relevant to us or our shareholders and other matters that are improper or irrelevant to the functioning of the Board and Bunge. All other communications are forwarded to the relevant director, if addressed to an individual director or a committee chairman or to the members of the corporate governance and nominations committee if no particular addressee is specified.

In addition, it is the policy of our Board that our directors attend each annual general meeting of shareholders. All of the members of our Board except Mr. Bulkin were in attendance at our 2005 Annual General Meeting.

Nomination of Directors

As provided in its charter, the corporate governance and nominations committee will identify and recommend to the Board nominees for election to the Board and will consider nominees submitted by shareholders. The corporate governance and nominations committee, in its commitment to our corporate governance guidelines, strives to nominate director candidates who exhibit high standards of ethics, integrity, commitment and accountability and who are committed to promoting the long-term interests of our shareholders. In addition, all nominations attempt to ensure that the Board shall encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to our operations and interests. The committee strives to recommend candidates that complement the current members of the Board and other proposed nominees so as to further the objective of having a Board that reflects a diversity of background and experience with the necessary skills to effectively perform the functions of the Board and its committees. In that regard, from time to time, the corporate governance and nominations committee may identify certain skills or attributes (e.g., extensive global business leadership experience) as being particularly desirable to help meet specific board needs that have arisen. When the corporate governance and nominations committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board at that time given the then-current mix of director attributes.

Under the corporate governance guidelines, directors must inform the Chairman of the Board and the Chairman of the corporate governance and nominations committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the board, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business. While the Board has not established any term limits to an individual’s membership on the Board, no director having attained the age of 70 will be nominated by the Board for re-election or re-appointment to the Board. Directors eligible for re-election abstain from Board discussions regarding their nomination and from voting on such nomination.

Shareholders who wish to propose a director nominee must give written notice to our Secretary at our registered address at 2 Church Street, Hamilton HM 11, Bermuda, not later than 120 days before the first anniversary of the date on which Bunge’s proxy statement was distributed to shareholders in connection with the prior year’s annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year’s proxy statement, the notice must be given before the later of (i) 150 days prior to the contemplated date of the annual general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. Where directors are to be elected at a special general meeting, such notice must be given before the later of (i) 120 days before the date of the special general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. In each case, the notice must include, as to each person the shareholder proposes to recommend for election or re-election as director, all information relating to that person required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, which includes such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to Bunge that such nominee has no interests that would limit such nominee’s ability to fulfill their duties of office. Bunge may require any proposed nominee to furnish such other information as reasonably may be required by Bunge to determine the eligibility of such proposed nominee to serve as a director. A shareholder may propose a director nominee to be considered by our shareholders at the annual general meeting provided that the notice provisions in our bye-laws as set forth above are met, even if such director nominee is not nominated by the corporate governance and nominations committee. A shareholder may also recommend director candidates for consideration by the corporate governance and nominations committee at any time. Any such recommendations should include the nominee’s name and qualifications for Board membership.

In connection with the director nominations process, the corporate governance and nominations committee may identify candidates through recommendations provided by members of the Board, management or shareholders, and may also engage a search firm to assist in identifying or evaluating qualified candidates. The committee will review and evaluate candidates taking into account available information concerning the candidate, the qualifications for Board membership described above and other factors that it deems relevant. In conducting its review and evaluation, the committee may solicit the views of other members of the Board, senior management and third parties, conduct interviews of proposed candidates and may also request that candidates meet with other members of the Board. The committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons. The corporate governance and nominations committee has retained a professional search firm to assist it in identifying and evaluating candidates for director. The corporate governance and nominations committee has not received any nominations for director from shareholders for the 2006 Annual General Meeting of Shareholders.

PROPOSAL 1
ELECTION OF DIRECTORS

Election of Class II Directors

Upon the recommendation of the corporate governance and nominations committee, each of Messrs. Coppinger and Weisser has been nominated by the Board for reelection to serve as a Class II director. Mr. Braun Saint is not standing for reelection. The Class II directors will be elected at this Annual General Meeting and will serve a term that expires at our 2009 annual general meeting.

The following table lists the current members of the Board in the order in which their terms expire, beginning with the two nominees for Class II directors who currently serve on our Board:

Director	Positions with Bunge	Class
Francis Coppinger	Director	Class II
Alberto Weisser	Chairman of the Board of Directors and Chief Executive Officer	Class II
Carlos Braun Saint	Director	Class II
Jorge Born, Jr.	Deputy Chairman of the Board of Directors	Class I
Octavio Caraballo	Director	Class I
Bernard de La Tour d’Auvergne Lauraguais	Director	Class I
William Engels	Director	Class I
Ernest G. Bachrach	Director	Class III
Enrique H. Boilini	Director	Class III
Michael H. Bulkin	Director	Class III
Paul H. Hatfield	Director	Class III

The following paragraphs set forth information about the business experience and education of the nominees and our directors. The nominees for election at the Annual General Meeting are listed first.

Class II Nominees
Francis Coppinger, 55

Mr. Coppinger has been a member of our Board since 2001. Until March 2006, he was Chief Executive Officer of Publicité Internationale Intermedia Plc (PII), a joint-venture he established with the Michelin Group in December 1992 which coordinates the media activities of the Michelin Group in Europe. Mr. Coppinger sold his interest in PII to the Michelin Group in January 2006. Prior to his career with PII, Mr. Coppinger held a number of senior executive positions, including General Manager and Chairman, with Intermedia S.A., a media buying agency based in Paris. He is a member of the board of directors of Intermedia. Mr. Coppinger holds a Bachelors degree in Economics from the University of Paris and attended the Institut d’Etudes Politiques de Paris.

Alberto Weisser, 50

Mr. Weisser is the Chairman of our Board and our Chief Executive Officer. Mr. Weisser has been with Bunge since July 1993. He has been a member of our Board since 1995, was appointed our Chief Executive Officer in January 1999 and became Chairman of the Board in July 1999. Prior to that, Mr. Weisser held the position of Chief Financial Officer. Prior to joining Bunge, Mr. Weisser worked for the BASF Group in various finance-related positions for 15 years. Mr. Weisser is also a member of the board of directors of Ferro Corporation and International Paper Company and a member of the North American Agribusiness Advisory Board of Rabobank. Mr. Weisser has a bachelor’s degree in Business Administration from the University of São Paulo, Brazil and has participated in several post-graduate programs at Harvard Business School. He has also attended INSEAD’s Management Development Program in France.

Class II Director with Term Expiring in 2006
Carlos Braun Saint, 33

Mr. Braun Saint has been a member of our Board since 2001. Mr. Braun Saint is a private investor with interests in agribusiness, real estate and other companies in Argentina and Uruguay. From 2001 to 2005, Mr. Braun Saint was a Vice President and director of Agroexpress S.A., an agribusiness company in Argentina. In addition, from 1999 until mid-2004, Mr. Braun Saint was employed by Bellamar Estancias S.A., another Argentine agribusiness company. From 1997 to 1999, Mr. Braun Saint worked for the Private Banking division of Banco Bilbao Vizcaya Argentaria. Mr. Braun Saint serves on the board of directors of Bellamar Estancias S.A. and Grupo Fen S.A., an Argentine hotel administration company. Mr. Braun Saint is also a director of Mutual Investment Limited, our former parent company prior to our initial public offering. Mr. Braun Saint attended Belgrano University in Argentina.

Class I Directors with Terms Expiring in 2007
Jorge Born, Jr., 43

Mr. Born has been a member of our Board and our Deputy Chairman since 2001. Mr. Born is President and Chief Executive Officer of Bomagra S.A., a privately held company involved in the real estate, technology and communications equipment, hotel construction and management, farming and waste management industries in Argentina. Prior to joining Bomagra in 1997, Mr. Born spent all of his professional life working for Bunge in various capacities in the commodities trading, oilseed processing and food products areas in Argentina, Brazil, the United States and Europe. He also served as head of Bunge’s European operations from 1992 to 1997. Mr. Born serves on the Advisory Board of Hochschild Mining S.A., a South American mining conglomerate. He is also a director and Deputy Chairman of the board of directors of Mutual Investment Limited. Mr. Born has a B.S. in Economics from the Wharton School of the University of Pennsylvania and is a member of Wharton’s Latin American Executive Board and the Board of Governors of Wharton’s Lauder Institute.

Octavio Caraballo, 62

Mr. Caraballo has been a member of our Board since 2001. Mr. Caraballo is President of Estancia y Cabaña Las Lilas S.A., an Argentine company. Mr. Caraballo joined Bunge in 1967, and served in various divisions over the course of his career, including as head of the Bunge group’s former paints, chemicals and mining division, until his retirement in 1997. Prior to joining Bunge, he worked for several financial institutions in Europe. He is also a director of Mutual Investment Limited and has served as Chairman of the board of directors and President of Mutual Investment Limited. Mr. Caraballo received a Business Administration degree from Babson College and is a member of the Board of Trustees of Babson College.

Bernard de La Tour d’Auvergne Lauraguais, 61

Mr. de La Tour d’Auvergne Lauraguais has been a member of our Board since 2001. Mr. de La Tour d’Auvergne Lauraguais joined Bunge in 1970 and held various senior executive positions in Argentina, Brazil and Europe in the agribusiness and food products divisions until his retirement in 1994. He is also the Chairman of the board of directors of Mutual Investment Limited. Mr. de La Tour d’Auvergne Lauraguais has a degree in Civil Engineering from the Federal Polytechnic School of the University of Lausanne, Switzerland and an M.B.A. from the Wharton School of the University of Pennsylvania.

William Engels, 46

Mr. Engels has been a member of our Board since 2001. From September 2002 to January 2003, he was head of mergers and acquisitions at Quinsa, a Luxembourg-based holding company listed on the New York Stock Exchange. Mr. Engels has also served as Group Controller and as Manager of Corporate Finance at Quinsa, beginning in 1992. In 2003, Mr. Engels joined the board of directors of Quinsa as the representative of Beverage Associates (BAC) Corp. Prior to joining Quinsa, Mr. Engels served as Vice President at Citibank, N.A. in London, responsible for European sales of Latin American investment products. Mr. Engels also serves as a member of the board of BISA, a fund with diversified investments in different industries. Mr. Engels holds a B.S. from Babson College, an M.A. from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

Class III Directors With Terms Expiring in 2008
Ernest G. Bachrach, 53

Mr. Bachrach has been a member of our Board since 2001. He has been the Chief Executive Officer for Latin America and, since 1999, has been a member of the Executive Committee of Advent International Corporation, a private equity firm. He has been with Advent since 1990. Prior to joining Advent, Mr. Bachrach worked as Senior Partner, European Investments, for Morningside Group, a private investment group. Mr. Bachrach also serves as a member of the boards of CardSystem Upsi S.A., Aeroplazas S.A. de C.V., Sintres Holding AG, Arabela Holding S.A. de C.V., Farmacologia Argentina de Avanzada and Dufry AG. He has a B.S. in Chemical Engineering from Lehigh University and an M.B.A. from Harvard Graduate School of Business Administration.

Enrique H. Boilini, 44

Mr. Boilini has been a member of our Board since 2001. He has been a Managing Member at Yellow Jersey Capital, LLC, an investment management company, since September 2002. Prior to establishing Yellow Jersey Capital, Mr. Boilini was a Managing Member of Farallon Capital Management, LLC and Farallon Partners, LLC, two investment management companies, since October 1996. Mr. Boilini joined Farallon in March 1995 as a Managing Director. Prior to that time, Mr. Boilini also worked at Metallgessellschaft Corporation, as the head trader of emerging market debt and equity securities, and also served as a Vice President at The First Boston Corporation, where he was responsible for that company’s activities in Argentina. Mr. Boilini is a member of the board of Alpargatas SAIC and he is a Managing Director and member of the board of Sovereign Debt Solutions Limited, an entity that acts as negotiating team for the Argentine Bond Restructuring Agency PLC (ABRA), a special purpose vehicle established for the sole function of aggregating bonds issued by Argentina and held by retail and small institutional investors outside the United States and representing those investors in the restructuring of Argentina’s sovereign debt. Mr. Boilini received an M.B.A. from Columbia Business School in 1988 and a Civil Engineering degree from the University of Buenos Aires School of Engineering.

Michael H. Bulkin, 67

Mr. Bulkin has been a member of our Board since 2001. Mr. Bulkin is a private investor. He retired as a Director of McKinsey & Company in 1993 after 30 years of service in which he served as a board member and in a variety of senior positions, most recently as head of McKinsey’s New York and Northeast offices. Mr. Bulkin also serves as a member of the boards of Ferro Corporation and Specified Technologies Inc. He holds a Bachelor of Engineering Science degree from Pratt Institute, and a Master of Industrial Administration from Yale University.

Paul H. Hatfield, 70

Mr. Hatfield has been a member of our Board since 2002. He is also the Principal of Hatfield Capital Group, a private equity investment firm that he founded in 1997. From 1995 to 1997, Mr. Hatfield was the Chairman and Chief Executive Officer of Petrolite Corporation, a chemical company. Before joining Petrolite, Mr. Hatfield spent over 35 years at the Ralston Purina Company in a variety of management positions. Mr. Hatfield also serves as a member of the board of directors of Solutia, Inc., Maritz, Inc. and PENFORD Corporation. Mr. Hatfield has a Bachelor of Science in Agricultural Economics and a Master of Science in Economics and Marketing, both received from Kansas State University.

RECOMMENDATION OF THE BOARD

Our Board recommends that you vote FOR the election of each of Messrs. Coppinger and Weisser to our Board as Class II Directors for a term ending at our 2009 annual general meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning total compensation paid in respect of fiscal years 2005, 2004 and 2003 to our “Named Executive Officers,” which is defined under the Exchange Act to include our Chief Executive Officer and our four most highly compensated executive officers.

	Annual Compensation				Long-Term Compensation
				Other		Securities
				Annual	Restricted	Underlying		All Other
				Compensation	Stock	Options	LTIP	Compen-
Name and Principal Position	Year	Salary	Bonus	(1)	Awards(2)	Awards	Payouts(3)	sation(4)
Alberto Weisser	2005	$1,200,000	$1,700,000	—	$1,177,220	95,000	$2,975,952	$48,200
Chairman and Chief	2004	$1,200,000	$3,000,000	—	—	130,000	$3,714,478	$55,729
Executive Officer	2003	$1,150,000	$2,200,000	—	—	112,000	$1,855,494	$53,159
Archibald Gwathmey	2005	$518,750	$800,000	—	$2,340,280	22,000	$1,018,062	$20,200
Chief Executive Officer,	2004	$500,000	$1,000,000	—	—	37,000	$1,238,159	$22,576
Bunge Global Markets, Inc. and	2003	$500,000	$1,000,000	—	—	37,000	$555,699	$16,171
Managing Director, Agribusiness
Division, Bunge Limited
William Wells	2005	$510,000	$600,000	—	$428,080	22,000	$1,018,062	$19,400
Chief Financial Officer	2004	$480,000	$800,000	—	—	37,000	$1,238,159	$21,776
	2003	$470,000	$600,000	—	—	37,000	$555,699	$15,383
Flávio Sá Carvalho	2005	$375,000	$370,000	—	$214,040	11,400	$548,199	$23,028
Chief Personnel Officer	2004	$375,000	$520,000	—	—	20,000	$660,337	$44,792
	2003	$368,750	$420,000	—	—	20,000	$485,038	$12,222
João Fernando Kfouri	2005	$540,000	$300,000	—	$214,040	8,000	$313,242	$65,983
Managing Director,	2004	$540,000	$500,000	—	—	13,000	$412,684	$55,318
Food Products Division	2003	$540,000	$400,000	—	—	13,000	—	$64,367

(1)             In accordance with the rules of the SEC, other annual compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constitute less than the lesser of $50,000 or ten percent of the total salary and bonus reported for the Named Executive Officers during fiscal years 2005, 2004 and 2003.

(2)             This column shows the value of time-vested restricted stock unit awards based on the closing price per share of our common shares on the New York Stock Exchange (“NYSE”) on the date of grant. On February 25, 2005, Bunge granted the Named Executive Officers a special award of time-vested restricted stock units in recognition of Bunge’s exceptional financial performance in 2004. These awards will vest in 2010. In addition, on July 1, 2005, Bunge granted Mr. Gwathmey a special award of 30,000 time-vested restricted stock units. This award will vest ratably over four years. Bunge did not grant any time-vested regular restricted stock unit awards to any of the Named Executive Officers in 2004 or 2003. The number and value of the aggregate time-vested restricted stock unit holdings of each of the Named Executive Officers as of December 31, 2005 are as follows: Alberto Weisser—22,000 units ($1,245,420); Archibald Gwathmey—38,000 units ($2,151,180); William Wells—8,000 units, ($452,880); Flávio Sá Carvalho—4,000 units ($226,440); and João Fernando Kfouri—4,000 units ($226,400). The values are calculated by multiplying the number of time-vested restricted stock units held by each Named Executive Officer by the December 30, 2005 closing price per share of our common shares on the NYSE, which was $56.61.

Bunge has also awarded performance-based restricted stock units to the Named Executive Officers in 2005, 2004 and 2003 under Bunge’s Equity Incentive Plan. These awards are subject to further vesting requirements based on Bunge’s attainment of certain pre-established performance goals. The target number and value of the aggregate performance-based restricted stock unit holdings of each of the Named Executive Officers as of December 31, 2005 are as follows: Alberto Weisser—89,315 units, ($5,056,122); Archibald Gwathmey—22,333 units ($1,264,271); William Wells—22,333 units ($1,264,271); Flávio Sá Carvalho—11,776 units ($666,639); and João Fernando Kfouri—7,104 units ($402,157). The values are calculated by multiplying the number of performance-based restricted stock units held by each Named Executive Officer, including dividend-equivalent amounts earned on such units as of December 31, 2005, by the December 30, 2005 closing price per share of our common shares on the NYSE, which was $56.61. These amounts do not include the performance-based restricted stock units granted in 2003, which were paid out in March 2006. See note 3.

(3)             These amounts represent long-term incentive payouts in respect of performance-based restricted stock units awarded in 2003 with a performance period ended December 31, 2005 to Named Executive Officers under Bunge’s Equity Incentive Plan. Payment of these awards was made in March 2006.

(4)             During 2005, Bunge (a) paid premiums for certain supplemental executive life insurance benefits for Mr. Sá Carvalho of $7,828; (b) made mandatory matching contributions under Bunge’s 401(k) plan for Mr. Weisser of $8,400, Mr. Gwathmey of $8,400, Mr. Wells of $8,400 and Mr. Sá Carvalho of $8,400; (c) made matching contributions under Bunge’s excess 401(k) plans for Mr. Weisser of $39,800, for Mr. Gwathmey of $11,800, for Mr. Wells of $11,000 and for Mr. Sá Carvalho of $6,800; and (d) paid temporary housing costs for Mr. Kfouri in the amount of $65,983. Bunge also maintains a program of life and disability insurance which is generally available to all salaried employees on the same basis.

Option Grants in Fiscal Year 2005

The following table sets forth certain information with respect to stock options to purchase our common shares awarded to the Named Executive Officers during fiscal year 2005.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term(1)
	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options	Employees in	price	Expiration
Name	Granted(2)	Fiscal Year	($/share)(3)	Date	5%	10%
Alberto Weisser	95,000	15.64%	$52.66	2/24/2015	$3,277,704	$8,182,460
Archibald Gwathmey	22,000	3.62%	$52.66	2/24/2015	$759,047	$1,894,885
William Wells	22,000	3.62%	$52.66	2/24/2015	$759,047	$1,894,885
Flávio Sá Carvalho	11,400	1.88%	$52.66	2/24/2015	$393,325	$981,895
João Fernando Kfouri	8,000	1.32%	$52.66	2/24/2015	$276,017	$689,049

(1)          These amounts represent hypothetical gains that could be achieved for the respective stock options if exercised at the end of the stock option term. These values are based on assumed rates of share appreciation of 5% and 10% compounded annually from their date of grant, February 25, 2005, to their expiration date, February 24, 2015. The assumed rates are mandated by the SEC and do not represent our estimates or projections of future share prices. These values are net of the option exercise price and do not include deductions for tax or other expenses associated with the exercise of these options. Actual gain, if any, upon the exercise of these stock options will depend on the future performance of our common shares and the date on which the stock options are exercised.

(2)          These stock options will vest as to one-third (33.3%) on each of February 25, 2006, 2007 and 2008 and will expire on February 24, 2015, unless earlier terminated in connection with an option exercise or termination of employment. In the event of a change in control of Bunge, all stock options will become exercisable in full immediately prior to such change in control, unless our compensation committee determines otherwise, in its sole discretion.

(3)          The exercise price of each option was fixed at the time of grant, February 25, 2005, based on the average of the highest and lowest sales price of one common share of Bunge Limited on the date of grant.

Aggregated Option Exercises in Fiscal Year 2005 and
Value of Options at End of Fiscal Year 2005

The following table sets forth information with respect to stock option exercises by the Named Executive Officers during fiscal year 2005 and the value of their stock options as of December 31, 2005.

	Shares Acquired on Exercise	Value	Number of Securities Underlying Unexercised Options/SARs as of December 31, 2005		Value of Unexercised In-the-Money Options as of December 31, 2005(2)
Name	Exercisable	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Alberto Weisser	0	$0	579,370	218,999	$20,773,078	$3,239,720
Archibald Gwathmey	0	$0	148,804	58,999	$5,268,227	$955,760
William Wells	0	$0	169,363	58,999	$6,082,668	$955,760
Flávio Sá Carvalho	19,921	$837,595	72,788	31,400	$2,495,911	$514,701
João Fernando Kfouri	32,000	$1,056,368	4,334	20,999	$84,643	$336,860

(1)          The value realized upon exercise is calculated by determining the difference between the market price of our common shares, as of the date of exercise, and the exercise price of the relevant option multiplied by the number of shares underlying the exercised portion of the option.

(2)          The per share value of unexercised in-the-money options is calculated by subtracting the per share option exercise price from the closing price per share of our common shares on the NYSE on December 30, 2005, which was $56.61.

Long-Term Incentive Plan Awards in Fiscal Year 2005

The following table sets forth awards made to the Named Executive Officers during fiscal year 2005 pursuant to the terms and conditions of our Equity Incentive Plan.

	Number of Shares, Units or	Performance or Other Period Until Maturation	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Other Rights	or Payout(1)	Threshold(2)	Target(2)	Maximum(2)
Alberto Weisser	38,000	—	$1,075,590	$2,151,180	$4,302,360
Archibald Gwathmey	9,000	—	$254,745	$509,490	$1,018,980
William Wells	9,000	—	$254,745	$509,490	$1,018,980
Flávio Sá Carvalho	4,600	—	$130,203	$260,406	$520,812
João Fernando Kfouri	3,000	—	$84,915	$169,830	$339,660

(1)          On February 25, 2005, we granted each of the Named Executive Officers a performance-based restricted stock unit award. These awards will vest on February 25, 2008, subject to a cumulative, three-year earnings-per-share target of $14.93 and the executive’s continued employment with Bunge. If the cumulative earnings per common share of Bunge for fiscal years 2005, 2006 and 2007 equals the target of $14.93, the executive will vest in 100% of the award. If the cumulative earnings per share during such three-year period equals or exceeds $20.90, the executive will vest in 200% of the award. If the cumulative earnings per share during such three-year period equals or exceeds the threshold amount of $11.94, the executive will vest in 50% of the award. If the cumulative earnings per share during such three-year period is less than the threshold amount of $11.94, the executive will forfeit the entire award. Payment of this award will be made in common shares.

(2)          Threshold, Target and Maximum values are estimated using the closing share price of $56.61 at December 30, 2005.

Pension Plan Table

The following table sets forth, for the average annual pensionable compensation and years of service indicated,  the annual benefits payable upon retirement at age 65 computed on the basis of a single life annuity form of benefit payment, for various Bunge U.S. pension and supplemental executive retirement plans.

Assumed Average Annual Compensation for Five-Year Period	Years of Credited Service with the Company
Preceding Retirement	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$ 250,000	$35,065	$52,598	$70,130	$87,663	$105,196	$122,728
$ 500,000	$72,565	$108,848	$145,130	$181,413	$217,696	$253,978
$ 750,000	$110,065	$165,098	$220,130	$275,163	$330,196	$385,228
$1,000,000	$147,565	$221,348	$295,130	$368,913	$442,696	$516,478
$1,500,000	$222,565	$333,848	$445,130	$556,413	$667,696	$778,978
$2,000,000	$297,565	$446,348	$595,130	$743,913	$892,696	$1,041,478
$2,500,000	$372,565	$558,848	$745,130	$931,413	$1,117,696	$1,303,978
$3,000,000	$447,565	$671,348	$895,130	$1,118,913	$1,342,696	$1,566,478
$4,000,000	$597,565	$896,348	$1,195,130	$1,493,913	$1,792,696	$2,091,478
$5,000,000	$747,565	$1,121,348	$1,495,130	$1,868,913	$2,242,696	$2,616,478

Under the terms of the Bunge U.S. Pension Plan, the Bunge U.S. SERP and the Bunge Management Services, Inc. Excess Benefit Plan (together, the “Company Pension Plans”), an eligible employee will receive a benefit at retirement that is generally based upon the employee’s number of years of benefit service and average annual compensation (salary and normal bonus) for the highest five consecutive years out of the final ten years of service; except that the benefit under the U.S. SERP is calculated as if an eligible employee’s benefit under the Bunge U.S. Pension Plan was determined using 100% of the bonus paid to such employee. (The benefits under the Bunge Management Services, Inc. Excess Benefit Plan and the Bunge U.S. SERP are not subject to the U.S. Internal Revenue Code provisions used to determine benefits and the amount of annual benefits payable under the Company Pension Plans.)

In addition, Mr. Weisser is entitled to a supplemental pension benefit under the terms of his employment agreement with the Company described in more detail below under the heading “Employment Agreements and Severance and Change of Control Arrangements.” The estimated annual pension benefit payable to Mr. Weisser at age 65 (his Normal Retirement Age) is $1,890,000.

The number of years of service that have been credited for Messrs. Weisser, Gwathmey, Wells and Sá Carvalho are approximately 6.5 years, 31 years, 6 years and 7 years, respectively. To date, Mr. Kfouri does not participate in any of the Company Pension Plans.

Compensation of Directors

Directors who are not officers or employees of Bunge or any of its subsidiaries (referred to as “non-employee directors”) are entitled to receive the directors’ fees described below and are eligible to participate in our Non-Employee Directors’ Deferred Compensation Plan and Non-Employee Directors’ Equity Incentive Plan.

The following table presents the compensation provided by Bunge to our non-employee directors for the fiscal year ended December 31, 2005.

Name	Annual Cash Retainer	Committee Member Fees	Committee Chair Fees	Board/Committee Meeting Fees(1)	Total	Securities Underlying Options Granted
Carlos Braun Saint(2)	$60,000	$15,000	—	$2,000	$77,000	5,500
Francis Coppinger	$60,000	$10,000	—	$250	$70,250	5,500
Jorge Born, Jr.	$60,000	$10,000	—	$750	$70,750	5,500
Octavio Caraballo	$60,000	$10,000	—	$250	$70,250	5,500
Bernard de La Tour d’Auvergne Lauraguais	$60,000	$5,000	$20,000	$2,500	$87,500	5,500
William Engels	$60,000	$15,000	$10,000	$2,250	$87,250	5,500
Ernest G. Bachrach(2)	$60,000	$15,000	—	$2,250	$77,250	5,500
Enrique H. Boilini	$60,000	$15,000	—	$2,500	$77,500	5,500
Michael H. Bulkin	$60,000	—	$10,000	$250	$70,250	5,500
Paul H. Hatfield	$60,000	$5,000	$10,000	$250	$75,250	5,500

(1)          Meeting fees are payable only if the Board or a committee meets in excess of five times per year. Fees earned for each such additional meeting are $1,000 per day if the meeting is held in person and $250 if the meeting is held telephonically.

(2)          The director has deferred payment of his annual cash retainer and committee fees for 2005.

Directors’ Fees.   Non-employee directors received the following fees in 2005: (i) an annual retainer fee of $60,000; (ii) a fee of $10,000 per year for service as committee chair on any of our committees, except for the Chair of the audit committee, who receives $20,000 per year for his services due to the added workload and responsibilities of this committee; and/or (iii) a fee of $5,000 per year for service as a member on any of our committees, except for the members of the audit committee, who each receive $10,000 per year for their services due to the added workload and responsibilities of this committee. Although directors do not receive an annual Board or committee  meeting attendance fee, if the Board and/or a committee meets in excess of five times in a given year, each director receives a fee of $1,000 per day for attendance at each such additional meeting of the Board and $1,000 per day of meetings for attendance at committee meetings. In addition, directors receive $250 for each Board or committee meeting held by teleconference, if the number of Board or committee meetings has exceeded five for the relevant year. We also reimburse our non-employee directors for reasonable expenses incurred by them in attending Board meetings, committee meetings or our annual shareholder meetings. We provide Mr. de La Tour d’Auvergne Lauraguais with office accommodations, communications services and secretarial services to facilitate his fulfillment of his role as chairman of the audit committee.

Non-Employee Directors’ Equity Incentive Plan.   We have a Non-Employee Directors’ Equity Incentive Plan to align our directors’ interests with those of our shareholders and to appropriately incentivize our directors. In 2005, the Non-Employee Directors’ Equity Incentive Plan was amended to provide that each new non-employee director will be granted at the time of their initial appointment or election an option to purchase 7,500 common shares of Bunge under the Non-Employee Directors’ Equity Incentive Plan. In addition, each year on the date of the Annual General Meeting or at an earlier time specified by the Board (or the compensation committee), each continuing non-employee director will be granted an option to purchase 5,500 common shares of Bunge. Previously, each new director was granted an option to purchase 9,000 common shares of Bunge under the Non-Employee Directors’ Equity Incentive Plan. In addition, the yearly grant for each continuing director was of an option to purchase 7,200 common shares of Bunge under the plan. We grant only non-statutory stock options under our Non-Employee Directors’ Equity Incentive Plan. The exercise price per share is equal to the fair market value of a common share of Bunge on the option grant date, as determined by our compensation committee, and in 2005 was based on the average of the highest and lowest sale prices of a common share on the date of grant. Options become vested and exercisable on the January 1st after the date of grant, provided that the director has continued to serve on the Board until such date. Outstanding options remain exercisable for a period of ten years after their grant date. Our Non-Employee Directors’ Equity Incentive Plan provides that up to 0.5% of our issued and outstanding common shares may be issued under the plan. As of December 31, 2005, we had granted stock options to purchase an aggregate of 442,000 common shares of Bunge to our current non-employee directors as a group (10 persons) under the Non-Employee Directors’ Equity Incentive Plan.

Non-Employee Directors’ Deferred Compensation Plan.   We have a Non-Employee Directors’ Deferred Compensation Plan, under which the non-employee directors may elect to defer all or a portion of their annual director and/or committee fees for a minimum three-year period. Amounts deferred under the Non-Employee Directors’ Deferred Compensation Plan are deemed invested in hypothetical Bunge share units. The value of each share unit will track the performance of a common share and will earn dividend equivalents to the extent actual dividends are paid to our shareholders. Non-employee directors can elect under the plan to receive the value of their hypothetical share units in the form of cash or common shares of Bunge.

Non-Employee Director Share Ownership Guidelines.   To further align the personal interest of the Board with the interests of Bunge’s shareholders, the Board has established share ownership guidelines for the minimum amount of Bunge common shares that are required to be held by Board members. These guidelines took effect in 2005 and are required to be met within five years from the effective date or, if later, from when the non-employee director is appointed or elected to the Board. For non-employee directors, the guideline is three times the annual retainer fee paid by Bunge to its non-employee directors. Shares deemed to be owned for purposes of the share ownership guidelines include hypothetical share units held under the Non-Employee Directors’ Deferred Compensation Plan and 50% of the value of vested, in-the-money stock options. Unvested stock options do not count toward satisfaction of the guidelines. Furthermore, Bunge’s non-employee directors are required to hold 100% of the net shares acquired through Bunge’s long-term incentive plans until the guidelines are met. For more information on Bunge’s share ownership guidelines, including the guidelines applicable to Bunge’s senior management, see the Compensation Committee Report included in this proxy statement.

Equity Incentive Plan

We maintain the Bunge Limited Equity Incentive Plan (the “Equity Incentive Plan”) to attract, retain and motivate our officers, employees, consultants and independent contractors, to link compensation to the overall performance of Bunge, to promote cooperation among our diverse areas of business and to create an ownership interest in Bunge aligned with the interests of our shareholders. Under the Equity Incentive Plan, the compensation committee of our Board may award equity-based compensation to our officers, employees, consultants and independent contractors who make, or are anticipated to make, significant contributions to Bunge. Awards under the Equity Incentive Plan may be in the form of statutory or non-statutory stock options, restricted stock units (including performance-based) or other awards that are based on the value of our common shares. The specific terms of each award made under the Equity Incentive Plan, including how such award will vest, are described in individual award agreements.

Administration of the Plan.   Our compensation committee administers the Equity Incentive Plan. The committee has the discretion to determine who will receive awards under the Equity Incentive Plan as well as the terms of each individual award. The committee also has the discretion to interpret the terms of the Equity Incentive Plan and any corresponding award agreement and to generally take all other actions necessary to administer the Equity Incentive Plan in our best interests.

Options and Restricted Stock Units.   When vested, stock options granted under the Equity Incentive Plan become exercisable for our common shares. The applicable vesting period is set forth in the individual award agreements. The exercise price per share is fixed by our compensation committee at the time of grant but will generally be no less than the fair market value of a common share, as determined by our compensation committee under one of the following calculations: (i) the average of the highest and lowest sale prices of a common share on the date of grant or (ii) the average of the highest and lowest sale prices of a common share over the 20 trading days immediately following the preceding quarterly earnings announcement, with such average weighted by volume. When our employment or service relationship with a participant terminates for “cause,” all unexercised stock options held by such participant (whether vested or unvested) are cancelled as of the date of termination. When our employment or service relationship with a participant terminates for a reason other than for “cause,” such participant has a limited period of time to exercise any vested stock options he or she then holds. The period varies according to the reasons for termination.

Restricted stock units are awards that provide for the issuance of a specified number of common shares upon the completion of a set time period or satisfaction of set performance requirements. Generally, performance-based restricted stock unit awards vest after completion of a three-year performance period upon Bunge’s satisfaction of certain pre-established performance measures specified in the individual award agreements related to Bunge’s cumulative diluted earnings per share or cumulative operating profit for a particular business unit, as applicable. The target cumulative diluted earnings per share may be adjusted for certain extraordinary events at the discretion of the compensation committee. Awards of performance-based restricted stock units that vest under the Equity Incentive Plan may be settled either in cash or Bunge common shares at the election of the participants, subject to the discretion of the compensation committee. However, beginning with the performance-based restricted stock units granted in 2005, vested performance-based restricted stock units will be settled in Bunge common shares only. Participants may also elect to defer a portion of their cash-settled awards through Bunge’s Deferred Compensation Plans (described below). Amounts payable in respect of performance-based restricted stock unit awards upon vesting are based upon performance levels pre-established by the compensation committee, ranging from payment of 50% of the award (threshold) to 200% of the award (maximum).

The effect of a participant’s termination of employment or service with us is set forth in the individual award agreements. Up to 10% of our issued and outstanding common shares may be issued pursuant to awards under the Equity Incentive Plan. As of December 31, 2005, we had granted stock options to purchase an aggregate of 5,395,923 common shares, 205,500 time-vested regular restricted stock units and 1,701,398 performance-based restricted stock units under the Equity Incentive Plan. Of this amount, we have granted to our executive officers stock options to purchase 1,609,777 common shares, 80,000 time-vested regular restricted stock units and 612,286 performance-based restricted stock units under the Equity Incentive Plan.

Non-Transferability of Awards; Adjustments upon Merger or Change of Control.   Some restrictions apply to awards made under the Equity Incentive Plan. Awards are not transferable by the participant except in very limited circumstances and any shares received in connection with an award made under the Equity Incentive Plan may be subject to trading restrictions. Also, the compensation committee has the right to modify the terms of the Equity Incentive Plan and any award granted thereunder if we engage in a merger or amalgamation transaction or any corporate reorganization process. Please see the “Employment Agreements and Severance and Change of Control Arrangements” section of this proxy statement for a description of the effect of a change of control under the Equity Incentive Plan.

Deferred Compensation Plans for Executives

Bunge maintains three deferred compensation plans for its executives in three different participating Bunge business units—the Bunge North America Inc. Deferred Compensation Plan for Certain

Employees, the Bunge Management Services Inc. Deferred Compensation Plan for Certain Employees and the Bunge Global Markets Deferred Compensation Plan for Certain Employees (collectively, the “Deferred Compensation Plans”). The Deferred Compensation Plans allow participating executives to defer receipt of their salary, their annual bonus awards and, in some instances, certain other amounts (such as the value of the participant’s vested performance-based restricted stock units received pursuant to the Equity Incentive Plan). Amounts deferred under the Deferred Compensation Plans must be deferred for a minimum three-year period, except in the event of a Change in Control (as defined in the applicable deferred compensation plan) of Bunge, in which case participants may elect, 30 days prior to the Change in Control, to receive an immediate lump-sum cash distribution of the participant’s entire deferred compensation amount or to continue to have his or her deferred compensation credited under his or her plan pursuant to a trust or fund established by Bunge for such purpose.

As of December 31, 2005, Messrs. Weisser, Wells and Sá Carvalho held $4,078,754, $4,839,122 and $1,190,161, respectively, in their accounts under the applicable Bunge deferred compensation plan.

Employment and Other Agreements and Severance and Change of Control Arrangements

Employment Agreement with Alberto Weisser.   We have entered into an employment agreement, dated May 27, 2003, with Alberto Weisser. The agreement provides that Mr. Weisser will serve as our Chief Executive Officer. Mr. Weisser’s employment will continue until the last day of the month in which he attains age 65, unless his employment is terminated earlier pursuant to the terms of the agreement. The agreement provides for base salary, annual bonus and long-term compensation that is consistent with the amounts described by us in the compensation tables above.

The agreement also provides Mr. Weisser with a supplemental pension commencing at age 65, which when added to his other U.S. retirement benefits, will provide him with an annuity for life equal to 45% of the average of his base salary and annual bonus (excluding any long-term, supplemental or special bonuses) for the five-year period immediately prior to and including the date on which the pension commences. Mr. Weisser will be entitled to receive the supplemental pension (i) if he remains in our employ until the last day of the month in which he attains age 55 or (ii) in the event that his employment with us is terminated as a result of any of the following: (a) his “Disability”; (b) his resignation for “Good Reason”; (c) his termination without “Cause”; or (d) his resignation without Good Reason during the “Change of Control Period” (all terms quoted in this sentence have the meanings assigned to them in the employment agreement). Mr. Weisser will forfeit the supplemental pension under certain circumstances, including where he breaches certain restrictive covenants or upon his death. In the event of Mr. Weisser’s death, his spouse may, however, be entitled to a death benefit.

If during Mr. Weisser’s employment term, Mr. Weisser’s employment is terminated by us without Cause or by him for Good Reason, we will pay him (a) three times the sum of his base salary and annual bonus (as determined in accordance with the provisions of the agreement) and (b) a pro rata portion of the short-term annual bonus that Mr. Weisser would have been entitled to receive for the then-applicable performance period had he remained employed for the entire performance period. We will also (a) offer Mr. Weisser continuing coverage (at his cost) under our health and medical insurance plans and programs until the earlier of (i) the date on which Mr. Weisser and his spouse, if any, are both age 65 or over and (ii) the date on which he is eligible to receive health, medical or other insurance benefits under a subsequent employer’s plan; (b) provide Mr. Weisser with accelerated vesting of any unvested benefits in our defined contribution and defined benefit retirement plans, unless prohibited by law; (c) consider Mr. Weisser fully vested with respect to his entitlement to receive retiree medical and life insurance benefits that we offer to our senior executives as of his date of termination; (d) deem any vesting or service under any outstanding stock option, restricted stock or other equity-based awards fully satisfied; (e) deem any of our performance requirements under any outstanding stock option, restricted stock or other equity-based awards to be satisfied to the extent such performance requirements are satisfied as of his date of termination; and (f) provide Mr. Weisser with other benefits substantially similar to those provided to our other senior executives upon their termination.

Our obligation to make or provide any of the above-described severance payments and benefits to Mr. Weisser is subject to his execution of a general release of claims against Bunge and its “Subsidiaries” (as defined in the employment agreement) and will cease in the event that Mr. Weisser breaches any of the restrictive covenants set forth in the agreement.

If Mr. Weisser resigns without Good Reason during the Change of Control Period, he will be entitled to receive the severance payments and benefits that he would otherwise receive under the agreement had he been terminated by us without Cause, as well as his supplemental pension, as described above. For purposes of the agreement, the “Change of Control Period” is a 30-month period commencing upon certain change-of-control events, including (i) the acquisition by any nonaffiliated beneficial owner of 35% or more of our outstanding common shares, (ii) the consummation, after shareholder approval, of certain business combinations or (iii) the failure of those individuals on our Board as of May 27, 2003 or their approved successors to constitute at least a majority of our Board. If, however, Mr. Weisser is terminated without Cause within the 12-month period immediately prior to any of the foregoing events at the direction or request of any person acquiring control of Bunge, the Change of Control Period will commence 12 months prior to such event.

The employment agreement contains a Code Section 280G “gross-up” provision. If any payment or distribution by us to or for the benefit of Mr. Weisser, whether paid or payable, or distributed or distributable, pursuant to the terms of the employment agreement or otherwise would be subject to the excise taxes imposed by Section 4999 of the Code, then Mr. Weisser will be entitled to receive an additional payment in an amount such that after the payment by Mr. Weisser of all taxes (including any interest or penalties imposed), he retains an amount equal to such taxes imposed upon the payments.

Mr. Weisser has agreed not to compete with Bunge or any of its Subsidiaries during his employment term and thereafter for the longer of (a) 18 months following his date of termination for any reason or (b) where applicable, the three-year period during which he receives severance payments from Bunge. Mr. Weisser has further agreed not to solicit certain customers and employees, and has agreed to standard confidentiality and cooperation provisions.

Agreement with João Fernando Kfouri.   We have entered into an employment agreement, dated July 6, 2005, as amended, with João Fernando Kfouri. Mr. Kfouri currently serves as Managing Director of the Food Products Division of Bunge Limited. The term of the agreement will continue in effect until otherwise terminated by either Bunge or Mr. Kfouri upon 60 days prior written notice; provided that if Mr. Kfouri is terminated for cause (as defined in the agreement) Bunge may terminate the agreement without any prior written notice.

The agreement provides that Mr. Kfouri will receive a minimum annual base salary of $540,000 and he will be eligible to receive an annual target bonus amount of approximately sixty-six percent (66%) of his annual base salary, subject to the satisfaction of applicable performance criteria in accordance with the terms of the Bunge Limited Annual Incentive Plan. In addition, Bunge will provide him with a furnished apartment in Manhattan, New York at a total cost not to exceed $6,000 per month in lieu of his participation in any other Bunge employee benefit plans (provided that Mr. Kfouri will receive four weeks of paid vacation). Mr. Kfouri will also be entitled to participate in Bunge’s Equity Incentive Plan. Mr. Kfouri will be reimbursed for reasonable travel or business expenses incurred by him during his employment with Bunge.

Upon Mr. Kfouri’s termination of employment with Bunge for any reason, he will be entitled only to payment of his accrued but unpaid annual base salary and accrued but unused vacation through and including the date of his termination of employment. Mr. Kfouri will not receive any other compensation or benefits following his termination of employment, except that he will continue to participate in Bunge’s director and officer indemnification arrangements to the extent applicable.

The agreement contains a confidentiality restrictive covenant of indefinite duration and a non-solicitation of customers and employees restrictive covenant that extends for twelve months following the termination of Mr. Kfouri’s employment with Bunge.

Severance Agreements.   Pursuant to severance agreements with each of Messrs. Wells, Gwathmey and Sá Carvalho, in the event that Bunge terminates their employment without cause, each of them would receive severance pay generally equal to approximately twelve months base salary plus their respective target annual bonus for the year of such termination of employment.

Change of Control Arrangements.   In addition to Mr. Weisser’s employment agreement described above, our Named Executive Officers participate in certain plans that contain change-of-control provisions. These plans include our Equity Incentive Plan and our Deferred Compensation Plans. Under these plans, the events constituting a change of control are substantially similar to the change-of-control events with respect to Mr. Weisser’s employment agreement described above.

Pursuant to our Equity Incentive Plan, we have granted our Named Executive Officers, as well as other officers, employees, independent contractors and consultants of Bunge, equity awards, including stock options, restricted stock unit awards and performance-based restricted unit awards. The stock options and restricted stock unit awards vest over time and our performance-based restricted stock unit awards vest upon the satisfaction of certain performance-based restrictions. Upon a “Change of Control” (as defined in the plan) of Bunge, however, these equity awards will become fully vested immediately prior to such event, unless the compensation committee determines otherwise, in its sole discretion.

Pursuant to our Deferred Compensation Plans, our Named Executive Officers, as well as other eligible employees of Bunge, can elect to defer their annual base salary, annual bonus and certain other amounts, including the value of their vested performance-based restricted stock unit awards. Amounts deferred must be deferred for a minimum three-year period and are deemed invested among one or more hypothetical investment alternatives. Upon a “Change of Control” (as defined in the applicable deferred compensation plan) of Bunge, however, each participant in our deferred compensation plans will elect, 30 days prior to such event, to (i) receive an immediate distribution of all of his or her deferred compensation in a lump-sum cash payment or (ii) continue to have his or her deferred compensation credited under the applicable plan following the event, in which case Bunge will establish and fund a trust for all such amounts that continue to be held under his or her plan.

COMPENSATION COMMITTEE REPORT

Bunge’s compensation committee is composed of five independent directors, as determined by the Board based upon the NYSE Corporate Governance Listing Standards and our Corporate Governance Guidelines. In addition, all members of the compensation committee are “outside directors” for purposes of Section 162(m) of the Code. The primary purpose of the compensation committee is to discharge the responsibilities of the Board relating to all compensation, including equity compensation, of Bunge’s Chief Executive Officer and other senior executives. The compensation committee has overall responsibility for evaluating and making recommendations to the Board regarding the compensation of the Chief Executive Officer, executive officers, other key employees and directors under our equity incentive plans and other compensation programs and policies. The compensation committee operates under a written charter adopted by the Board to reflect the NYSE rules for compensation committees. A copy of the charter is available on Bunge’s website at www.bunge.com.

Compensation Philosophy

The compensation committee believes that Bunge’s compensation programs should be designed to attract, retain and motivate high caliber executive officers, key employees and directors, while enhancing and increasing shareholder value and fostering profitable growth. Bunge’s executive compensation program is also designed to pay for performance by linking compensation to the achievement of established goals and to align the interests of executives and shareholders.

Bunge’s compensation program for its executive officers and key employees consists of three major components: (i) annual salary; (ii) short-term performance based incentives; and (iii) long-term equity-based incentives. The compensation committee believes that Bunge’s mix of cash and equity-based compensation appropriately aligns the executives’ interests with that of Bunge’s shareholders and promotes equity ownership in Bunge among key employees and executives. Equity ownership is further emphasized through share ownership and retention guidelines established by the compensation committee, which are discussed later in this report. Short-term performance-based incentives consist primarily of annual cash awards based on the achievement of certain pre-established individual and company performance goals. Long-term, equity-based compensation for executive officers and key employees is typically in the form of stock options and/or performance-based restricted stock unit awards that are granted under Bunge’s Equity Incentive Plan.

The compensation committee has retained an independent consultant to assist the committee in fulfilling its responsibilities. The committee reviews recommendations provided by its outside consultant to assist in determining competitive levels of compensation for senior executives. In setting executive compensation levels, the committee reviews compensation data for a variety of comparable companies, including Bunge’s direct competitors and other U.S. based and international companies with appropriate characteristics, and generally targets total compensation in the median of competitive practice with potential upside for high performance and downside for poor performance. In addition, the committee determines what portion of an executive’s compensation should be in the form of salary, performance related bonus and equity-based compensation.

The compensation committee also is responsible for reviewing and making recommendations to the Board regarding director compensation. As described in the “Executive Compensation—Compensation of Directors” section of this proxy statement, Bunge’s non-employee directors receive an annual fee for serving on the Board, an annual fee for each committee on which they serve and an annual fee for each committee they chair. In addition, non-employee directors are compensated with stock options that are granted under Bunge’s Non-Employee Directors’ Equity Incentive Plan and receive reimbursement for certain reasonable expenses related to their service as directors. Although directors do not generally receive Board or committee attendance fees, if either the Board or a committee meets in excess of five times in a given year, directors receive a fee for attendance at such additional meetings.

Share Ownership Guidelines

To further align the personal interest of senior management and the Board with the interests of Bunge’s shareholders, the Board has established the following share ownership guidelines for the minimum amount of Bunge common shares that is required to be held by senior executives and Board members. The guidelines took effect in 2005 and are required to be met within five years from the effective date or, if later, from when the individual is hired or elected or appointed to the Board, as applicable. The guideline applicable to senior executives is based on a multiple of the executive’s base salary. For Bunge’s Chief Executive Officer, the guideline is five times the Chief Executive Officer’s base salary, and for executives reporting directly to the Chief Executive Officer, the guideline is 2.5 times the individual’s base salary. For our non-employee directors, the guideline is three times their annual retainer fee. Shares deemed to be owned for purposes of the share ownership guidelines include hypothetical share units held under Bunge’s deferred compensation plans and 50% of the value of vested, in the money stock options. Unvested stock options and unearned performance-based restricted stock units do not count toward achievement of the guidelines. Furthermore, senior executives are required to hold 50% of the net shares acquired through Bunge’s long-term incentive plans (such as stock options or performance units) until the guidelines are met. Bunge’s directors must hold 100% of the net shares acquired until the guidelines are met.

Executive Compensation Components

Annual Salary.   The compensation committee makes annual determinations with respect to executives’ annual salaries. In making these decisions, the compensation committee reviews each executive’s experience, skill level, performance, market compensation levels for comparable positions and other relevant considerations, including compensation data provided by our independent consultant.

Performance-Based Incentives.   The compensation committee believes that a portion of the compensation for each executive should be in the form of annual performance-based incentives, which tie executive compensation to Bunge’s performance and individual performance in specified areas. The compensation committee approves company-wide and individual performance goals and targets for senior management at the beginning of each fiscal year. Annual incentive bonus targets are designed to reflect competitive conditions and are intended to motivate executives by providing significant bonus opportunities based on the achievement of these pre-established goals. Each executive has a target bonus percentage expressed as a percentage of base salary. The annual incentive program includes minimum performance thresholds required to earn any incentive compensation, as well as maximum payouts geared towards rewarding extraordinary business and individual performance; thus, actual awards can range from 0% to 250% of target, depending on performance against pre-established goals. Annual incentive awards are made pursuant to the terms of the Bunge Limited Annual Incentive Plan.

Long-Term Incentives.   The purpose of Bunge’s long-term equity incentive plans is to create an ownership interest in Bunge, which aligns the interest of executives with shareholders. Bunge adopted its Equity Incentive Plan in April 2001 and amended such plan, most recently, in March 2004. Under the plan, the compensation committee may award equity-based compensation to officers, employees, independent contractors and consultants. Participants are selected based on their significant contributions or anticipated contributions to Bunge. Awards under the plan may be in the form of either statutory or non-statutory stock options, restricted stock units (including performance-based) or other awards that are based on the value of Bunge’s common shares. The specific terms of each award made under the plan are described in an individual award agreement. In 2005, in accordance with the terms of the Equity Incentive

Plan, the exercise price per share was fixed by the compensation committee at the time of grant based on the average of the highest and lowest sales prices of a common share on the date of grant.

When vested, stock options granted under the plan are exercisable for Bunge common shares. A restricted stock unit award is an award that provides for the issuance of a specified number of Bunge common shares (or the value of such shares) upon the satisfaction of certain vesting requirements, such as lapse of time or performance-based restrictions. Generally, performance-based restricted stock unit awards vest upon completion of a three-year performance period based on Bunge’s satisfaction of certain pre-established performance measures specified in individual award agreements related to Bunge’s cumulative earnings per share or cumulative operating profit for a business unit, as appropriate, during the relevant performance period. Awards of performance based restricted stock units that vest under the Equity Incentive Plan may be settled either in cash or Bunge common shares at the election of the participants, subject to the discretion of the compensation committee. Participants may also elect to defer a portion of their cash settled awards through Bunge’s Deferred Compensation Plans. Amounts payable for performance-based restricted stock unit awards under the Equity Incentive Plan range from payment of 50% of the award (threshold) to 200% of the award (maximum).

Chief Executive Officer Compensation

In determining Mr. Weisser’s 2005 compensation, the compensation committee considered Mr. Weisser’s individual performance, Bunge’s performance and relative shareholder return and the compensation provided to chief executive officers at peer companies.

Mr. Weisser’s salary is based on the criteria described in this report. For 2005, we paid Mr. Weisser $1,200,000 in base salary, which represents the same level of base salary he earned in 2004. We also paid him an annual cash bonus of $1,700,000 for 2005, determined based on Bunge’s return on net assets and income from continuing operations (income after minority interest), as well as achievement of individual goals. 2005 was a challenging year for Bunge, with lower income from operations than 2004. This is reflected in Mr. Weisser’s bonus, which was 43% lower than his bonus for 2004. We consider this level of salary and bonus appropriate based upon Mr. Weisser’s individual performance as well as Bunge’s financial and non-financial performance in 2005. The compensation committee also reviewed perquisites paid to Mr. Weisser in 2005 and determined that these amounts were reasonable based on market practices, Mr. Weisser’s performance in 2005 and appropriate in light of corporate governance considerations.

As described above, the compensation committee believes that a portion of the compensation for the Chief Executive Officer, like the compensation of other executive officers of Bunge, should be in the form of annual performance-based incentives that align investors’ and the Chief Executive Officer’s interests through common share ownership in Bunge. In 2005, we granted Mr. Weisser 95,000 options and 38,000 performance-based restricted stock units under the Equity Incentive Plan. The options will vest according to a schedule, and all options will be fully exercisable in 2008, on the third anniversary of their date of grant. The performance-based restricted stock units will only vest and become payable if certain performance goals are achieved at year end in 2007. When the performance-based restricted stock units were granted in February 2005, they had a market value of approximately $2,033,380 based on the closing price of Bunge’s common shares on the NYSE on February 25, 2005, which was $53.51. We also granted Mr. Weisser a special award of 22,000 time vested restricted stock units in February 2005, in recognition of Bunge’s exceptional financial performance in 2004. This award will vest in full in February 2010.

Deductibility of Executive Compensation

Section 162(m) of the U.S. Internal Revenue Code precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific performance criteria are satisfied. In 2005, Bunge adopted, and our shareholders approved, the Bunge Limited Annual Incentive Plan, which is designed to assure that bonus compensation determined thereunder is considered qualified performance-based compensation within the meaning of Section 162(m). It is the Committee’s policy to seek to maximize the tax deductibility of compensation payable to our executive officers by having such compensation qualify as performance-based unless there are valid compensatory reasons for paying non-deductible amounts, such as the recruitment and retention of key employees.

The foregoing report on executive compensation for 2005 is provided by the undersigned members of the compensation committee of the Board.

Members of the Compensation Committee

Michael H. Bulkin, Chairman
Ernest G. Bachrach
Octavio Caraballo
Francis Coppinger
Paul H. Hatfield

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common shares by each member of our Board, each executive officer and our directors and executive officers as a group as of March 1, 2006, based on 119,241,117 shares issued and outstanding. As of March 1, 2006, the average exercise price of all options granted to our directors and executive officers was $26.35 and the average term of such options was ten years from the date of the grant.

All holders of our common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. The voting rights attached to common shares held by our directors, executive officers or major shareholders do not differ from those that attach to common shares held by any other holder.

Under SEC Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting or investment power whether or not the shares are held for the individual’s benefit.

	Amount and Nature of Beneficial Ownership
	(Number of Shares)
Beneficial Owner	Direct(1)	Voting or Investment Power(2)		Right to Acquire(3)		Percent of Class
Alberto Weisser	78,114	0		721,555		*
Jorge Born, Jr.	0	0		43,300		*
Ernest G. Bachrach	0	0		52,198	(4)	*
Enrique H. Boilini	0	0		43,300		*
Michael H. Bulkin	0	0		43,300		*
Octavio Caraballo	67,497	4,464	(5)	44,355	(6)	*
Francis Coppinger	0	717,642	(7)	44,874	(8)	*
Bernard de La Tour d’Auvergne Lauraguais	199,921	3	(9)	43,300		*
William Engels	0	0		12,700		*
Paul H. Hatfield	5,000	0		36,100		*
Carlos Braun Saint	0	0		16,631	(10)	*
Andrew J. Burke	3,962	0		57,632		*
Archibald Gwathmey	638	0		191,016		*
João Fernando Kfouri	2,927	0		18,809		*
Flávio Sá Carvalho	14,736	0		49,449		*
William Wells	12,358	0		224,125	(11)	*
All directors and executive officers as a group (16 persons)	385,153	722,109		1,642,644		*

*                    Less than 1%.

(1)          These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account.

(2)          This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)          This column includes shares which directors and executive officers have a right to acquire through the exercise of stock options granted under Bunge’s Non-Employee Directors’ Equity Incentive Plan and the Equity Incentive Plan, respectively, that have vested or will vest within 60 days of March 1, 2006, restricted stock units and dividend equivalent payments for which shares are issuable within 60 days of March 1, 2006 and hypothetical share units held by non-employee directors who have elected to receive, under the Non-Employee Directors’ Deferred Compensation Plan, a distribution in the form of common shares.

(4)          Includes 8,898 hypothetical share units held under the Non-Employee Directors’ Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(5)          Includes 4,464 common shares held by his wife, as to which he disclaims beneficial ownership.

(6)          Includes 1,055 hypothetical share units held under the Non-Employee Directors’ Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(7)          Includes 2,563 common shares held by his wife and 715,079 common shares held by a company owned by his wife.

(8)          Includes 1,574 hypothetical share units held under the Non-Employee Directors’ Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(9)          Includes three common shares held by his wife.

(10)   Includes 3,931 hypothetical share units held under the Non-Employee Directors’ Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(11)   Includes 22,300 hypothetical share units held under the Bunge Management Services Inc. Deferred Compensation Plan for Certain Employees.

The following table sets forth information regarding the beneficial ownership of our common shares by persons or groups known to Bunge to be beneficial owners of more than 5% of our issued and outstanding common shares.

Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding on December 31, 2005
Capital Research and Management Company(1)	12,236,700	10.27%
Wellington Management Company, LLP(2)	8,568,879	7.19%
Franklin Resources, Inc.(3)	6,660,118	5.59%
Charles B. Johnson(3)	6,660,118	5.59%
Rupert H. Johnson, Jr.(3)	6,660,118	5.59%

(1)          Based on information filed by Capital Research and Management Company with the SEC on Schedule 13G on February 10, 2006. Based on the Schedule 13G, Capital Research and Management Company, in its capacity as investment advisor, may be deemed to beneficially own 12,236,700 common shares that are held of record by its clients and The Growth Fund of America, Inc., in its capacity as an investment company advised by Capital Research and Management Company, may be deemed to beneficially own 5,900,000 common shares. The address of Capital Research and Management Company and The Growth Fund of America, Inc. is 333 South Hope Street, Los Angeles, California 90071.

(2)          Based on information filed by Wellington Management Company, LLP with the SEC on Schedule 13G on February 14, 2006. Based on the Schedule 13G, Wellington Management Company, LLP, in its capacity as investment advisor, may be deemed to beneficially own 8,568,879 common shares that are held of record by its clients. The address of Wellington Management Company LLP is 75 State St., Boston, Massachusetts 02109.

(3)          Based on information filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. with the SEC on Schedule 13G on February 13, 2006. Based on the Schedule 13G, Mr. Charles Johnson and Mr. Rupert Johnson, Jr. may be deemed to share beneficial ownership of the 6,660,118 shares with Franklin Resources, Inc. by virtue of each owning in excess of 10% of the outstanding common stock of Franklin Resources, Inc. Franklin Resources, Inc. is a parent holding company and our common shares are held by certain of its investment advisory subsidiaries. These investment advisory subsidiaries have the following holdings: Franklin Advisers, Inc. has the sole power to vote or direct the vote of and dispose of 3,664,648 of such shares; Franklin Advisory Services, LLC has the sole power to vote or direct the vote of 2,220,300 of such shares and the sole power to dispose or direct the disposition of 2,223,000 of such shares; Fiduciary Trust Company International has the sole power to vote or direct the vote of 704,019 of such shares and the sole power to dispose or direct the disposition of 708,369 of such shares; Templeton Asset Management Ltd. has the sole power to vote or direct the vote of and dispose of 57,500 of such shares; Franklin Templeton Investments Japan Limited has the sole power to vote or direct the vote of and dispose of 4,000 of such shares; and Franklin Templeton Portfolio Advisors, Inc. has the sole power to vote or direct the vote of and dispose of 2,601 of such shares. Based on the Schedule 13G, each of Franklin Resources, Inc., its investment advisory subsidiaries, Mr. Charles Johnson and Mr. Rupert Johnson, Jr. disclaim any economic interest or beneficial ownership of our common shares. The address of each of Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr., is One Franklin Parkway, San Mateo, California 94403.

AUDIT COMMITTEE REPORT

Bunge’s audit committee is composed of five independent directors, all of whom are financially literate. In addition, Bunge’s Board has determined that each of Mr. de La Tour d’Auvergne Lauraguais, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert as defined by the SEC. The audit committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the charter is available on Bunge’s website at www.bunge.com.

The audit committee’s primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of Bunge’s financial statements and related disclosures, (2) Bunge’s compliance with legal and regulatory requirements, (3) Bunge’s independent auditors’ qualifications, independence and performance and (4) the performance of Bunge’s internal audit and control functions.

Bunge’s management is responsible for the preparation of its financial statements, its financial reporting process and its system of internal controls. Bunge’s independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit committee monitors and oversees these processes.

The audit committee has adopted a policy designed to increase its oversight of Bunge’s independent auditor. Under the policy, the audit committee approves all audit, and audit-related services, tax services and other services provided by the independent auditor. In addition, any services provided by the independent auditor that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement. The audit committee’s charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, instances of fraud and the consistency and appropriateness of Bunge’s accounting policies and practices.

The audit committee has reviewed and discussed with management and Deloitte & Touche LLP, Bunge’s independent auditors, the audited financial statements as of and for the year ended December 31, 2005. In addition, the audit committee met regularly with management and Deloitte & Touche LLP to discuss the results of their evaluations of Bunge’s internal controls and the overall quality of Bunge’s financial reporting. The audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditors their written report required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Bunge and its management. The audit committee also considered whether the non-audit services provided by Deloitte & Touche LLP to Bunge during 2005 were compatible with their independence as auditors.

Based on these reviews and discussions, the audit committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Bunge’s Annual Report on Form 10-K for the year ended December 31, 2005.

Members of the Audit Committee

Bernard de La Tour d’Auvergne Lauraguais, Chairman
Ernest G. Bachrach
Enrique H. Boilini
Carlos Braun Saint
William Engels

PROPOSAL 2
APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION
OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE
THE INDEPENDENT AUDITORS’ FEES

General

Our Board has recommended and asks that you appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2006 and authorize the audit committee of the Board to determine the independent auditors’ fees. You would be so acting based on the recommendation of our audit committee. According to Bermuda law, an auditor is appointed for a one-year term beginning at the annual general meeting at which it is appointed and continuing until the close of the next annual general meeting.

The affirmative vote of a majority of the votes cast on the proposal is required to make such appointment. If you do not appoint Deloitte & Touche LLP, our Board will reconsider its selection of Deloitte & Touche LLP and make a new proposal for independent auditors.

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) have audited our annual financial statements since our 1996 fiscal year.

Representatives of the Deloitte Entities are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to questions.

Fees

The chart below sets forth the aggregate fees for professional services rendered by the Deloitte Entities for services performed in each of 2005 and 2004, and breaks down these amounts by category of service:

	2005	2004
Audit Fees	$8,519,000	$8,389,000
Audit-Related Fees	218,000	209,000
Tax Fees	395,000	548,000
All Other Fees	0	0
Total	$9,132,000	$9,146,000

Audit Fees

Audit fees are fees billed for the audit of our annual consolidated financial statements, the audit of management’s assessment on internal control over financial reporting and for the reviews of our quarterly financial statements. Additionally, audit fees include comfort letters, statutory audits, consents and other services related to SEC matters.

Audit-Related Fees

For 2005 and 2004, audit-related fees principally included fees for employee benefit plan audits and statutory attestation services in Argentina.

Tax Fees

Tax fees in 2005 and 2004 primarily related to services for tax compliance and preparation of employee expatriate tax returns. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and review amounts to be included in tax filings.

All Other Fees

No fees were paid to the Deloitte Entities in 2005 and 2004 for any other professional services.

Pre-Approval Policies and Procedures

The audit committee approves all audit services, audit-related services, tax services and other services provided by Deloitte & Touche LLP. Any services provided by Deloitte & Touche LLP that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement. Under the Sarbanes-Oxley Act of 2002, audit committees are permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimis exception prior to the completion of an audit engagement. In 2005, none of the fees paid to Deloitte & Touche LLP were approved pursuant to the de minimis exception.

In making its recommendation to appoint Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2006, the audit committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with Deloitte & Touche LLP’s independence.

RECOMMENDATION OF THE BOARD

Our Board recommends that, based on the recommendation of the audit committee, you vote FOR the appointment of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2006 and the authorization of the audit committee of the Board to determine the independent auditors’ fees.

PROPOSAL 3
APPROVAL OF AMENDMENTS TO OUR BYE-LAWS TO DELETE PROVISIONS RELATING TO BUNGE’S SHAREHOLDER RIGHTS PLAN

We are asking our shareholders to consider and approve amendments to our bye-laws, as set out in Appendix B to this proxy statement, to delete the provisions relating to Bunge’s Shareholder Rights Plan (the “Rights Plan”).

The general purpose behind the proposed amendments is to continue to more closely align Bunge’s bye-laws with those of large U.S. publicly-traded companies, a goal which we began to move toward when shareholders approved amendments to our bye-laws at our 2005 Annual General Meeting.

Our Rights Plan is designed to guard against inadequate or coercive takeovers and other abusive tactics that do not provide fair value to all shareholders. The Rights Plan protects all shareholders by preventing bids that fail to treat all shareholders equally and other acquisition tactics that our Board believe to be unfair to shareholders and that could be used to deprive shareholders of a fair price for all of their shares. The Rights Plan will not prevent takeovers, but it is designed to deter coercive takeover tactics and to encourage anyone attempting to acquire Bunge to first negotiate with our Board. In 2003, our shareholders approved an extension of the term of our Rights Plan for four years.

Currently, Bye-laws 50(4) and 51(2) limit the flexibility of the Board’s use of the Rights Plan by subjecting the Board’s ability to extend the term of the Rights Plan or to adopt a new shareholder rights plan to a supermajority shareholder approval requirement of at least 66% of the votes cast. The proposed amendments to our bye-laws would delete these provisions.

If this proposal is adopted by our shareholders at the 2006 Annual General Meeting, the Board intends to allow the Rights Plan to expire by its terms on August 1, 2007 and to then adopt a policy regarding future shareholder rights plans that is more in line with the current practice of several large U.S. publicly-traded companies and that reflects current standards of good corporate governance.

Pursuant to this policy, our Board would only adopt a shareholder rights plan if either (1) our shareholders have approved the adoption of the plan before its effectiveness; or (2) our Board, in the exercise of its fiduciary responsibilities, and by a vote of a majority of the independent members of the Board, determines that, under the circumstances existing at the time, it is in the best interests of Bunge for the Board to adopt a shareholder rights plan without the delay that would be occasioned by seeking shareholder approval. If the Board adopts a shareholder rights plan pursuant to clause (2), the Board will seek shareholder ratification of the plan within 12 months from the date of its adoption of the shareholder rights plan. The shareholder ratification required in any such case would be by a majority of the votes cast. If shareholder ratification is not obtained within 12 months of adoption, the shareholder rights plan will expire at the end of the 12-month period.

This policy regarding shareholder rights plans will allow the Board to adopt a shareholder rights plan without shareholder approval only when a majority of the independent directors deem it, in the exercise of their fiduciary duties, to be in the best interests of Bunge, but will subject any such shareholder rights plan to ratification by a majority shareholder vote within a reasonable period of time after its adoption by the Board of Directors.

Under our bye-laws, Bunge’s shareholders must approve the proposed amendments to our bye-laws by the affirmative vote of not less than 66% of the votes cast on the proposal.

The proposed amendments to our bye-laws are set forth as Appendix B to this proxy statement, and the proposed changes to the current bye-laws are marked.

RECOMMENDATION OF THE BOARD

The Board has unanimously approved the proposed amendments to our bye-laws as described above, and recommends that shareholders vote FOR Proposal 3.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Directors and Executive Officers

Under Bermuda law, we cannot lend money to our directors without the approval of shareholders representing 90% of our common shares. We have no outstanding loans to any director. In addition, we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 prohibiting certain loans to directors and executive officers.

Transactions with Mutual Investment Limited and its Subsidiaries

In 2000, Mutual Investment Limited, our former parent company prior to our 2001 initial public offering, contributed $126 million of capital to us in the form of a long-term secured note. In June 2003, we received $55 million from Mutual Investment Limited, as final payment on this long-term secured note. In addition, in 2003 we recorded interest income of $1 million pertaining to this long-term secured note. In December 2003, we sold an inactive Netherlands subsidiary to Mutual Investment Limited for $64,000, its estimated fair value, in connection with a reorganization of certain of Mutual Investment Limited’s investments. In July 2004, Bunge purchased a wheat mill in Brazil from Mutual Investment Limited for approximately $2 million.

Prior to our initial public offering, we entered into an administrative services agreement with Mutual Investment Limited under which we provide corporate and administrative services to it, including financial, legal, tax, accounting, human resources administration, insurance, employee benefits plans administration, corporate communication and management information system services. The agreement has a quarterly term that is automatically renewable unless terminated by either party. Mutual Investment Limited pays us for the services rendered on a quarterly basis based on our direct and indirect costs of providing the services. In 2005, Mutual Investment Limited paid us $492,000 under this agreement.

Other Relationships

We purchase agricultural commodity products in the normal course of business from many suppliers and sell agricultural commodities and fertilizer products to many customers, including companies that are affiliated with some of our non-management directors or their immediate family members. All of these transactions have been in the ordinary course of business and on arm’s-length business terms based on market prices. In 2005, none of these transactions were significant, either individually or in the aggregate, and all fell within the categorical standards for director independence set forth in this proxy statement.

COMPARATIVE PERFORMANCE OF OUR COMMON SHARES

The performance graph shown below compares the quarterly change in cumulative total shareholder return on our common shares with the Standard & Poor’s (S&P) 500 Stock Index and the S&P Food Products Index from August 2001, when we completed our initial public offering, through the quarter ended March 31, 2006. The graph sets the beginning value of our common shares and the Indices at $100, and assumes that all dividends are reinvested. All Index values are weighted by the capitalization of the companies included in the Index.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Bunge is subject to the SEC reporting requirements applicable to U.S. domestic public companies and its executive officers, directors and certain persons who own ten percent of its common shares are obligated by Section 16(a) of the Exchange Act to file reports of their ownership of Bunge’s common shares with the SEC and to furnish Bunge with copies of the reports.

Based solely upon a review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from persons required to file such reports, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act during 2005, except that in March 2005 a Form 4 reporting a change in Alberto Weisser’s ownership was filed one day late due to technical problems experienced with the filing.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL GENERAL MEETING
OF SHAREHOLDERS

To be considered for inclusion in Bunge’s proxy statement for the 2007 Annual General Meeting of Shareholders, presently anticipated to be held on May 25, 2007, shareholder proposals must be received by Bunge no later than December 15, 2006. In order to be included in Bunge-sponsored proxy materials, shareholder proposals will need to comply with the SEC’s Rule 14a-8. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to our shareholders. Shareholder proposals should be sent to Bunge’s Secretary at Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

Shareholders may also make proposals that are not intended to be included in Bunge’s proxy statement for the 2007 Annual General Meeting pursuant to our bye-laws. Nomination of candidates for election to the Board or other business may be proposed to be brought before the 2007 Annual General Meeting by any person who is a registered shareholder on the date of the giving of the notice and on the record date for the determination of shareholders entitled to receive notice of and vote at the 2007 Annual

General Meeting. Notice must be must be given in writing and in proper form to the Secretary of Bunge at Bunge’s registered office listed above, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations, not later than December 15, 2006.

In addition, shareholders may submit proposals on matters appropriate for shareholder action at the 2007 Annual General Meeting of Shareholders in accordance with Sections 79 and 80 of the Companies Act 1981 of Bermuda. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the voting rights of our voting shares must notify us in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal to be voted on at the 2007 Annual General Meeting and at future annual general meetings must be received by us no later than six weeks prior to the annual general meeting date in order to be circulated to shareholders by us. Please deliver any such proposal to Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

DIRECTIONS TO ANNUAL GENERAL MEETING

The Annual General Meeting will be held at 10:00 a.m., Eastern time, on May 26, 2006 at the Sofitel Hotel, 45 West 44th Street, in New York City. The telephone number is (212) 354-8844 and the fax number is (212) 354-2480.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

A copy of our 2005 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC, is enclosed with these proxy materials. Our Annual Report on Form 10-K is also available to shareholders free of charge on our website at www.bunge.com under the captions “About Bunge—Investor Information—SEC Filings” or by writing to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

OTHER MATTERS

We know of no other business that will be brought before the Annual General Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.

By order of the Board of Directors.

James Macdonald
Secretary

Hamilton, Bermuda
April 14, 2006

APPENDIX A

BUNGE LIMITED

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted these guidelines to reflect the Company’s commitment to good corporate governance and to comply with New York Stock Exchange rules and other legal requirements. In furtherance of these goals, the Board has also adopted a Code of Ethics, policies and procedures on securities trading compliance and written charters for each of its Board committees. The Corporate Governance and Nominations Committee will periodically review these guidelines and propose modifications to the Board for consideration as appropriate.

I. Director Responsibilities

A.             Basic Responsibilities

The business affairs of the Company are managed under the direction of the Board, which represents and is accountable to the shareholders of the Company. The Board’s responsibilities include regularly evaluating the strategic direction of the Company, management’s policies and the effectiveness with which management implements its policies and overseeing compliance with legal and regulatory requirements.

The basic responsibility of the directors is to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In discharging that obligation, the directors should inform themselves of all relevant information reasonably available to them. In forming their judgment, directors are entitled to rely in good faith on the accuracy of the records of the corporation and the information, opinions, reports or statements presented to them by the Company’s officers, employees, Board committees, outside advisors and auditors, but the final decision must be made by the directors themselves.

B.              Board and Committee Meetings; Attendance at Shareholder Meetings

Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the Board shall meet at least five times per year.

Each director is free to suggest the inclusion of items on the agenda for the Board meeting and each committee meeting, but it is the Chairman of the Board and the Chair of each committee who will set the final agenda for any meeting. The final agenda of the Board and each committee meeting will be circulated to all Board members prior to the meetings. The Chairman of the Board shall receive copies of all committee notices, agendas and minutes at the same time, and in the same manner, as the members of each committee.

Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should, to the extent practicable, be distributed in writing to the directors sufficiently in advance of the meeting to permit meaningful review, and directors are expected to review the provided materials in advance of each meeting.

In addition, it is the policy of the Board that the directors attend the Annual General Meeting of the Company’s shareholders.

C.              Meetings of Non-Management Directors

The non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate.

The non-management directors shall, from time to time, designate a director from among their number to preside at executive sessions of the non-management directors.

D.             Communications with Directors

To facilitate the ability of interested persons to communicate with and make their concerns known to the non-management directors and of shareholders to communicate with the Board, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. These addresses will be disclosed on the Company’s website.

E.              Board Interaction with Institutional Investors, Research Analysts and Media

As a general rule, management will speak on behalf of the Company. Comments and other statements from the entire Board, if appropriate, will generally be made by the Chairman and Chief Executive Officer. It is suggested that, in normal circumstances, each director refer all inquiries from third parties to management.

II. Composition and Selection of the Board

A.             Size and Composition of the Board

The current size of the Board is 11, which the Board believes is appropriate. The Board will assess its size from time to time to determine whether it continues to be appropriate.

B.              Board Membership Criteria

It is the policy of the Board that the Board at all times reflect the following criteria:

Each director will at all times exhibit high standards of ethics, integrity commitment and accountability and should be committed to promoting the long-term interests of the Company’s shareholders.

The Board will encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to the Company’s operations and interests.

The Corporate Governance and Nominations Committee will recommend director nominees to the Board in accordance with the policies and principles in its Charter and in these Guidelines. The invitation to stand for election to the Board shall be extended by the Chairman of the Board on behalf of the Board.

C.              Independence of Directors

The Board will have a substantial majority of directors who meet the requirements for independence required by the New York Stock Exchange for listed U.S. companies.

Whether directors are independent will be reviewed annually in connection with the preparation of the Company’s proxy statement. The Corporate Governance and Nominations Committee as well as the Board will review commercial and other relationships between directors and the Company to make a determination regarding the independence of each of the directors, but the final independence determination will be made by the Board after due deliberation. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto. Each independent director is expected to notify the Chair of the Corporate Governance and Nominations Committee, as soon as reasonably practicable, if his or her personal circumstances change in a manner that may affect the Board’s evaluation of such director’s independence.

D.             Membership on Other Boards, Interests in Competitors

Directors must inform the Chairman of the Board and the Chair of the Corporate Governance and Nominations Committee in advance of accepting an invitation to serve on another public company board.

No director may sit on the board of, or beneficially own more than 1% of the outstanding equity securities of (other than through mutual funds or similar non-discretionary, undirected arrangements), any of the Company’s competitors in its principal lines of business.

E.              Sale and Purchase of Company Securities

Directors must comply with the terms of the Company’s Policies Regarding Pre-Clearance of Securities Trades and use of Derivative Securities and the Company’s Corporate Policy and Procedure on Insider Trading in connection with any proposed transaction in Company securities.

F.               Changes in Current Job Responsibility

Directors, including employee directors, who retire from the job or the principal responsibility they held when they were selected for the Board or who accept employment with any of the Company’s competitors in its principal lines of business shall submit their resignation from the Board to the Corporate Governance and Nominations Committee who may choose (1) to accept such resignation or (2) to submit such resignation for consideration by the Board, with any decision by the Board requiring a two-thirds super-majority vote.

G.            Term Limits and Mandatory Retirement

The Board has not established any term limits to an individual’s membership on the Board. No director having attained the age of 70 shall be nominated for re-election or re-appointment to the Board.

III. Board Committees

A.             Composition and Responsibilities

The Board will have at all times an Audit Committee, a Compensation Committee, a Corporate Governance and Nominations Committee, a Finance and Risk Management Committee and any other committee the Board deems appropriate. All of the members of the committees will meet the criteria for independence set forth above and will be appointed by the Board. The Board will also appoint the Chair of each committee.

The Board will annually review committee assignments and will consider the rotation of committee chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

B.              Charters

The Board has adopted written charters setting forth the purposes, goals and responsibilities of each of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominations Committee and the Finance and Risk Management Committee, and will adopt such charters for any other committees that the Board deems appropriate. Each committee charter will also address qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.

IV. Director Access to Officers, Employees and Independent Advisors

A.             Access to Management and Employees

Directors will have full and unrestricted access to officers and employees of the Company at reasonable times and with reasonable notice and in a manner that will not unreasonably affect the performance by these officers or employees of their duties and responsibilities and that will not undermine management’s oversight responsibility.

B.              Access to Independent Advisors

The Board and each committee have the power to hire legal, financial or other advisors, as they may deem necessary, as set forth in each committee’s charter. Each committee that hires a legal, financial or other advisor shall promptly notify the Board of such hiring. The Company will provide sufficient funding to the Board and to each committee, as determined by the Board and each of its committees, to exercise their functions and provide compensation for the services of their advisors and, in the case of the Audit Committee, independent auditors.

V. Director Orientation and Continuing Education

All new directors will receive these Corporate Governance Guidelines and will participate in the Company’s orientation initiatives as soon as practicable after the annual meeting at which new directors are elected. The initiatives will include presentations by senior management and outside advisors as appropriate to familiarize new directors with the Company’s business, its strategic plans, its significant financial, accounting and risk management issues and its compliance programs as well as their fiduciary duties and responsibilities as directors. All other directors are also invited to attend orientation initiatives.

The Corporate Governance and Nominations Committee and members of senior management of the Company as well as appropriate outside advisors will periodically report to the Board on any significant developments in the law and practice of corporate governance and other matters relating to the duties and responsibilities of directors in general.

VI. Director Compensation

The Compensation Committee will annually review and recommend, and the Board will approve, the form and amount of director compensation. It is the Company’s policy that a significant portion of director compensation be in the form of Company shares or equity-based awards. The Board will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

The Board believes that director stock ownership helps to align the interests of directors with those of the Company’s shareholders. Within five years of May 27, 2005 (or for new directors within five years of becoming a director), each non-employee director is expected to own common shares of the Company (including restricted stock units under the Company’s deferred compensation plan for non-employee directors and 50% of the value of vested, in-the-money stock options) having a market value of at least three times the annual retainer fee paid by the Company to its non-employee directors.

VII. Chief Executive Officer Evaluation and Management Succession

The Compensation Committee shall review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation, in each case after obtaining the views of the other Board members and after reviewing its evaluation with the Board. The Compensation Committee will inform the Board of its decisions with respect to the compensation of the Chief Executive Officer and the direct reports to the Chief Executive Officer.

The Board will review at least annually succession planning for the Chair and Chief Executive Officer. The Board will work with the Compensation Committee and the Corporate Governance and Nominations Committee to evaluate and, as necessary, nominate successors to the Chair and Chief Executive Officer. The Chair and Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors to his or her own and other senior management positions, including in the event of an unexpected emergency, along with a review of any development plans recommended for such individuals.

VIII. Annual Performance Evaluation

The Corporate Governance and Nominations Committee, on behalf of the Board, will conduct an annual evaluation of the Board to determine whether it is functioning effectively. The Corporate Governance and Nominations Committee will also establish criteria for the annual self-evaluations of each committee. The Board and committee assessments will focus on the contribution to the Company by the Board and each committee, and will specifically focus on areas in which a better contribution could be made. The final Board and committee evaluations will be discussed with the Board following their completion.

IX. Director Insurance, Indemnification and Exculpation

The Company intends to, and the directors shall be entitled to have the Company, purchase reasonable directors’ and officers’ liability insurance on behalf of the directors to the extent reasonably available and in amounts to be approved by the Board. In addition, the directors will receive the benefits of indemnification provided by the Company’s Memorandum of Association and Bye-laws.

Annex A

Categorical Standards of Director Independence

In order to qualify as independent, the Board must determine that a director has no material relationship with Bunge.

(1)         A director will not be independent if:

•       the director was employed by Bunge or an immediate family member of the director was an executive officer of Bunge within the preceding three years,

•       (i) the director or the director’s immediate family member is a current partner of a firm that is Bunge’s external auditor; (ii) the director is a current employee of such firm; (iii) the director has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or the director’s immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Bunge’s audit within that time,

•       a present executive officer of Bunge serves or served on the compensation committee of the board of directors of a company which employed the director or which employed an immediate family member of the director as an executive officer within the preceding three years,

•       the director or the director’s immediate family member received, during any 12-month period within the preceding three years, more than $100,000 per year in direct compensation from Bunge other than director and committee fees and pension or other forms of deferred compensation for prior service, provided that such compensation is not contingent on continued service or

•       the director is a current employee, or the director’s immediate family member is a current executive officer, of another company and the other company made payments to, or received payments from, Bunge for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

(2)   In addition, in order to assist it in determining what constitutes a material relationship, the board has adopted the following categorical standards for relationships that, subject to paragraph (1) above, will not be deemed to impair a director’s independence:

•       the director or the director’s immediate family member is a director or executive officer of, or employed by, another company that sells to or purchases from Bunge agricultural commodity, fertilizer or other products sold by Bunge in the ordinary course of business, provided that such transactions are on arm’s length terms,

•       the director or the director’s immediate family member holds a beneficial interest in an enterprise which sells to or purchases from Bunge agricultural commodity, fertilizer or other products sold by Bunge in the ordinary course of business, provided that such transactions are on arm’s length terms, and

•       transactions or relationships that ended prior to the beginning of Bunge’s most recently completed three-year fiscal period.

For purposes of these standards, immediate family members include a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home. However, when applying the three-year look back provisions in the categories set forth above, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated are not included.

For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the above independence standards. The Board’s determination of each director’s independence will be disclosed annually in Bunge’s proxy statement.

APPENDIX B

PROPOSED AMENDMENTS TO
BUNGE LIMITED’S
AMENDED AND RESTATED BYE-LAWS

INTERPRETATION

1. Interpretation

(1)   In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:-

(a)           “Act” means the Companies Act 1981 as amended or re-enacted from time to time;

(b)          “Auditor” includes any individual or partnership or any other person;

(c)           “Board” means the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(d)          “Company” means Bunge Limited, being the company for which these Bye-laws are approved and confirmed;

(e)           “Director” means a director of the Company;

(f)             “Group” means the Company and every company and other entity which is for the time being controlled by the Company (for these purposes, “control” means the power to direct the management or policies of the person in question, whether by means of an ownership interest or otherwise);

(g)           “Member” means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

(h)          “notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(i)             “Officer” means any person appointed by the Board to hold an office in the Company;

(j)              “Register of Directors and Officers” means the register of Directors and Officers referred to in these Bye-laws;

(k)          “Register of Members” means the principal register and, where applicable, any branch register of Members referred to in these Bye-laws;

(l)             “Registration Office” means such place as the Board may from time to time determine to keep a branch register of Members and where (except in cases where the Board otherwise directs) the transfers or other documents of title may be lodged for registration;

(m)      “Resident Representative” means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

~~(n)          “Rights Agreement” means the Company’s rights agreement of August 1, 2001 as amended and restated by an agreement dated as of May 30, 2003, as the same may be amended, restated and /or replaced from time to time;~~ and

(~~o~~n)   “Secretary” means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary.

(2)   In these Bye-laws, where not inconsistent with the context:-

(a)           words denoting the plural number include the singular number and vice versa;

(b)          words denoting the masculine gender include the feminine gender;

(c)           words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)          the word:-

(i)             “may” shall be construed as permissive;

(ii)         “shall” shall be construed as imperative; and

(e)           unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3)   In these Bye-laws, expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

(4)   In these Bye-laws headings are used for convenience only and are not to be used or relied upon in the construction hereof.

SHARE CAPITAL AND SHARES

50. Rights of shares

(1)   At the date these Bye-laws are adopted, the share capital of the Company shall be divided into two classes: 240,000,000 common shares having a par value of US$0.01 each (the “Common Shares”), and 10,000,000 preference shares having a par value of US$0.01 each (the “Preference Shares”).

(2)   The holders of Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to the Preference Shares):

(a)           be entitled to one vote per share;

(b)          be entitled to such dividends as the Board may from time to time declare;

(c)           in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)          generally be entitled to enjoy all of the rights attaching to shares.

(3)   Subject to these Bye-laws and the requirements of any exchange on which the shares of the Company are listed, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the full power to issue any unissued shares of the Company on such terms and conditions as it may, in its absolute discretion, determine.

(4)   The Board is authorized to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares) ~~provided,~~

~~however, that the Board shall not be authorized to issue any Preference Shares as a result of any reduction of the 20% limitation set forth in Section 1(a) of the Rights Agreement or as a result of extending the Final Expiration Date under such Agreement without a resolution of the Members including the affirmative votes of not less than 66% of votes cast on the resolution~~. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)           the number of shares constituting that series and the distinctive designation of that series;

(b)          the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)           whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, provided that no share shall carry the right to more than one vote;

(d)          whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)           whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)             whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)           the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of the Company;

(h)          the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment on shares of that series; and

(i)             any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

51. Power to issue shares

(1)   Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

(2)   At the discretion of the Board, whether or not in connection with the issuance and sale of any of its shares or other securities, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board ~~; provided, however, that the Board shall not be authorized to issue any shares or other securities as a result of any reduction of the 20% limitation set forth in Section 1(a) of the Rights Agreement or as a result of extending the Final Expiration Date under such Agreement or adopt any other shareholders rights plan or similar device or agreement without a resolution of the Members including the affirmative votes of not less than 66% of votes cast on the resolution~~.

(3)   The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(4)   The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, except as permitted by the Act.

(5)   The Company may from time to time do any one or more of the following things:

(a)           accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up;

(b)          pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(c)           issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

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The Board of Directors recommends a vote FOR proposals 1, 2 and 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
1.	To elect the two nominees listed below as Class II Directors.	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	1a – Francis Coppinger	☐	☐	☐	2.

To appoint Deloitte & Touche LLP as Bunge Limited’s independent auditors for the fiscal year ending December 31, 2006 and to authorize the audit committee of the Board of Directors to determine the independent auditors’ fees.

							☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	1b – Alberto Weisser	☐	☐	☐	3.	To approve the amendments to the Bye-laws of Bunge Limited as set forth in the proxy statement.	☐	☐	☐

					4.	For any other matter properly coming before the Annual General Meeting of Shareholders, this proxy will be voted at the discretion of the proxy holder.

					I/We designate __________________________________________________________ (please print name) as my/our proxy in the place of the proxies designated on the reverse hereof.

Signature _____________________________ Signature/Title _____________________________ Date ______________, 2006

Signature of Shareholder(s) – please sign YOUR name exactly as imprinted (do not print). THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NOTE: If acting as officer, attorney, executor, trustee, or in representative capacity, sign name and title. If shares are held jointly, EACH holder should sign. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

Ù FOLD AND DETACH HERE Ù

Appoint your Proxy by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone proxy appointment is available through 11:59 PM Eastern Time on May 25, 2006.

Your Internet or telephone proxy appointment authorizes the designated proxies to vote your shares in the same manner as if you returned your proxy card by mail.

To select a proxy other than the designated proxies, you must use the Internet or return your proxy card by mail. On the Internet, check the comment box and type in your selection. On the proxy card, cross off the designated proxy and write in your selection in the space under number 4 above.

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Internet http://www.proxyvoting.com/bg Use the internet to appoint your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to appoint your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you appoint your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

Please see the Admission Ticket on the Reverse Side

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BUNGE LIMITED
ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 26, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUNGE LIMITED

     The undersigned holder(s) of common shares of Bunge Limited hereby appoint Alberto Weisser or, failing him, William M. Wells or, failing him, Jorge Frias, or, instead of such persons (if you wish to select a proxy other than the designated proxies, please draw a line through the designated proxies’ names), the person indicated on the reverse side hereof, as my/our proxy to vote on my/our behalf at the annual general meeting of shareholders of Bunge Limited to be held on the 26th day of May 2006, at 10:00 A.M., Eastern time, and at any adjournment or postponement thereof. I/We revoke all previous proxies and acknowledge receipt of the notice of the annual general meeting of shareholders and the proxy statement. The common shares represented by this proxy are held as of March 31, 2006, and shall be voted in the manner set forth on the reverse side hereof.

     Please complete, sign and date the reverse side of this proxy and return it in the postage pre-paid (if mailed in the United States) envelope we have provided or return it to Bunge Limited c/o Mellon Investor Services LLC, Proxy Tabulation Department, 480 Washington Blvd., Jersey City, NJ 07310, so that it is received BY NO LATER THAN 11:59 P.M. (EASTERN TIME) ON MAY 25, 2006.

     We encourage you to specify how you would like to vote by marking the appropriate boxes. If you wish to vote in accordance with the Board of Directors’ recommendations, you do not need to mark any boxes; simply return the signed proxy card. The Board of Directors recommends a vote FOR Proposals (1) - (3). Therefore, unless otherwise specified, the vote represented by your proxy will be cast FOR Proposals (1) - (3).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT, UNLESS YOU PROPERLY REVOKE IT.

(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

ADMISSION TICKET

2006 Annual General Meeting
of
Shareholders
of
Bunge Limited

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May 26, 2006
10:00 A.M., Eastern Time

Sofitel Hotel
45 West 44th Street
New York, NY

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